UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
JACK IN THE BOX INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

JACK IN THE BOX INC.

January 9, 2009
Dear Stockholder:

You are invited to attend the Jack in the Box Inc. Annual Meeting of Stockholders in San Diego, California, on February 13, 2009. In the following pages you will find information about the meeting as well as a Proxy Statement.

To assure that your shares are represented at the meeting, we urge you to mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the postage-paid envelope provided. We also offer stockholders the opportunity to vote their shares electronically through the Internet or by telephone. Please see the Proxy Statement and the enclosed proxy card for details about electronic voting. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

Sincerely,

Linda A. Lang
Chairman of the Board
and Chief Executive Officer

JACK IN THE BOX INC.
9330 Balboa Avenue
San Diego, California 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on February 13, 2009

To the Stockholders of Jack in the Box Inc.:

The 2009 Annual Meeting of Stockholders of Jack in the Box Inc. will be held at 2:00 p.m. on Friday, February 13, 2009, at the Marriott Courtyard, 8651 Spectrum Center Boulevard, San Diego, California for the following purposes:

1.	To elect eight directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as independent registered public accountants; and

3.	To transact any other business as may properly come before the meeting, or any postponements or adjournments thereof.

The Board of Directors recommends that you vote FOR the eight nominees for director and FOR the ratification of the appointment of the independent registered public accounting firm.

Only stockholders of record at the close of business on December 19, 2008, will be entitled to notice of, and to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for a purpose related to the Annual Meeting, during ordinary business hours at our corporate headquarters located at 9330 Balboa Avenue, San Diego, CA 92123.

Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed white proxy card as promptly as possible in the envelope enclosed for your convenience. If you plan to attend, you will need valid picture identification such as a driver’s license or passport and proof of ownership of Jack in the Box Inc. common stock to enter the Annual Meeting. If your shares are held in the name of a bank, broker, or other holder of record, you will need a recent brokerage statement or letter from a bank reflecting stock ownership as of the record date. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND A BROKERAGE STATEMENT OR LETTER FROM A BANK SHOWING THAT YOU OWN JACK IN THE BOX INC. COMMON STOCK, YOU MAY NOT BE ADMITTED TO THE ANNUAL MEETING.

Cameras and recording devices are not permitted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on February 13, 2009.

The Proxy Statement, the Annual Report to Stockholders and the Annual Report on Form 10-K are available at www.jackinthebox.com/proxy.

By order of the Board of Directors

Phillip H. Rudolph
Secretary

San Diego, California
January 9, 2009

JACK IN THE BOX INC.
9330 Balboa Avenue
San Diego, California 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 13, 2009

SOLICITATION OF PROXIES

The Board of Directors of Jack in the Box Inc., a Delaware corporation (the “Company,” “we,” “us,” and “our”), solicits your proxies for the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, February 13, 2009, at 2:00 p.m. local time, at the Marriott Courtyard, 8651 Spectrum Center Boulevard, San Diego, California, and at any postponements or adjournments of the meeting, for the purposes set forth in the “Notice of Annual Meeting of Stockholders.” This Proxy Statement, the Notice of Annual Meeting of Stockholders, the form of proxy, and the accompanying Jack in the Box Inc. 2008 Annual Report, which includes the Annual Report on Form 10-K, were mailed to stockholders on or about January 9, 2009.

The Company will pay for the cost of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy, Annual Report and any other solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. If you choose to access proxy materials and/or vote over the Internet, you are responsible for Internet access charges. If you choose to vote by telephone, you are responsible for telephone charges. We have engaged Innisfree M&A Inc. (“Innisfree”), a proxy soliciting firm, to provide advice with respect to the 2009 Annual Meeting of Stockholders and to assist us in the solicitation of proxies, for which the Company will pay a fee of $25,000 plus reimbursement of certain out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by Innisfree, as well as by directors, officers, or employees of the Company, who will receive no additional compensation for such services.

VOTING INFORMATION

Only holders of record of common stock at the close of business on December 19, 2008, (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any postponements or adjournment of the meeting. At the close of business on the Record Date, there were 56,837,339 shares of Jack in the Box Inc. common stock, $.01 par value (the “common stock”), outstanding, excluding treasury shares. Company treasury shares will not be voted. Each holder of record as of the Record Date is entitled to one vote for each share of stock held.

Quorum.  The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock entitled to vote is necessary to have a quorum at the Annual Meeting. Abstentions and broker non-votes (described below) are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

Broker Non-Votes.  A “broker non-vote” occurs when your broker submits a proxy card for your shares of common stock held in a fiduciary capacity (often referred to as being held in “street name”), but does not indicate a vote on a particular matter because the broker has not received voting instructions from you and does not have authority to vote on that matter without such instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Routine matters include the election of directors and ratification of independent public accountants. Non-routine matters include actions on stock plans.

Voting and Revocability of Proxies.  Your proxy will be voted as you direct, either in writing or by telephone or Internet. If you give no direction, your proxy will be voted FOR the nominees for election as directors, and FOR Proposal 2. The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. See “Other Business.” The telephone and Internet voting procedures, available only if you are a stockholder of record, are designed to authenticate your identity, to allow you to vote your shares and to confirm that your instructions have been properly recorded. The enclosed proxy card sets forth specific instructions that you must follow if you qualify to vote via telephone or Internet and wish to do so. If you do not wish to vote by telephone or the Internet, please complete, sign and return the proxy card in the enclosed self-addressed, postage-paid envelope. You may revoke your proxy at any time before it is voted at the Annual Meeting by filing a written notice of revocation with the Secretary of the Company at the Company’s executive offices at 9330 Balboa Avenue, San Diego, California 92123, by filing a duly executed written proxy bearing a later date or, if you qualify, by a later proxy delivered using the telephone or Internet voting procedures. Your proxy will not be voted if you are present at the Annual Meeting and elect to vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS

All of the directors of the Company are elected annually and serve until the next Annual Meeting and until their successors are elected and qualified. The current nominees for election as directors are set forth below. Should any nominee become unavailable to serve as a director, your proxy will be voted for such other person as the Board of Directors of the Company (the “Board”) designates. To the best of our knowledge, all nominees are and will be available to serve, and have consented to be named in the Proxy Statement. Stockholders’ nominations for election of a director may be made only pursuant to the provisions of the Company’s Bylaws. The Company did not receive any stockholder nominations for election of a director at the Annual Meeting. The Bylaws are available on the Company’s website at www.jackinthebox.com, in the “Investors” section under the link for “Corporate Governance.”

Your vote may be cast in favor of the proposed directors or withheld. A plurality of the votes cast at the meeting (assuming a quorum) will be sufficient to elect the directors. Accordingly, withheld votes or broker non-votes will have no effect on the election of directors. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

INFORMATION RELATED TO THE
ELECTION OF DIRECTORS, COMMITTEES OF THE BOARD OF DIRECTORS
AND MEMBER QUALIFICATIONS

Nominees for Director

The following table provides certain information about each nominee for director as of January 1, 2009.

			Director
Name	Age	Position(s) with the Company	Since

Michael E. Alpert(4)(5)	66	Director	1992
David L. Goebel(2)(5)	58	Director	2008
Anne B. Gust(2)(5)	50	Director	2003
Murray H. Hutchison(1)(2)(3)	70	Director	1998
Linda A. Lang(3)	50	Chairman of the Board and Chief Executive Officer	2003
Michael W. Murphy(1)(2)(3)	51	Director	2002
David M. Tehle(1)(4)	52	Director	2004
Winifred M. Webb(4)(5)	50	Director	2008

(1)	Current Member of the Audit Committee

(2)	Current Member of the Compensation Committee

(3)	Current Member of the Executive Committee

(4)	Current Member of the Finance Committee

(5)	Current Member of the Nominating and Governance Committee

The business experience, principal occupations and employment of the nominees follows:

Mr. Alpert has been a director of the Company since August 1992 and is currently Chair of the Finance Committee. Mr. Alpert was a partner in the San Diego office of the law firm of Gibson, Dunn & Crutcher LLP for more than five years prior to his retirement in August 1992.

Mr. Goebel has been a director of the Company since December 2008. He has been a member of the U.S. Faculty of Mentors for Merryck & Company, a worldwide business mentoring firm that offers services exclusively for chief executive officers by chief executive officers since May 2008. Mr. Goebel has 35 years of experience in the retail, food service and hospitality industries. From August 2006 until November 2007, he served as President and Chief Executive Officer of Applebee’s International, Inc. Mr. Goebel joined Applebee’s in 2001 where he held several positions, including Executive Vice President of Operations, Executive Vice President and Chief Operating Officer, and President, prior to becoming Chief Executive Officer. Prior to joining Applebee’s, Mr. Goebel was President of Summit Management, Inc., a consulting group, specializing in executive development and strategic planning.

Ms. Gust has been a director of the Company since January 2003 and is currently Chair of the Nominating and Governance Committee. Ms. Gust has served as Special Counsel to the Attorney General of the State of California since January 2007. She served as Executive Vice President and Chief Administrative Officer of The Gap, Inc. from March 2000 until her retirement in May 2005. She joined The Gap, Inc. in 1991 and served in various management roles prior to her appointment as Chief Administrative Officer, including General Counsel. Prior to joining The Gap, Inc., Ms. Gust was a lawyer at the firms of Orrick, Herrington & Sutcliffe LLP and Brobeck, Phleger & Harrison LLP.

Mr. Hutchison has been a director of the Company since May 1998 and serves as Lead Director. He served 24 years as Chief Executive Officer and Chairman of International Technology Corp., a large publicly traded environmental engineering firm, until his retirement in 1996. Mr. Hutchison serves as a director of Cadiz Inc. and Cardium, Inc., and is Chairman of the Board of Texas Eastern Products Pipeline Co., LLC.

Ms. Lang has been a director of the Company since November 2003. Ms. Lang has been Chairman of the Board since October 2005, and is currently the Chair of the Executive Committee. She has been Chief Executive Officer since October 2005. Ms. Lang was President and Chief Operating Officer from November 2003 to October 2005, and Executive Vice President from July 2002 to November 2003. From 1996 through July 2002, Ms. Lang held officer level positions with responsibility for marketing or operations. Ms. Lang has more than 20 years of experience with the Company in various marketing, finance and operations positions. Ms. Lang serves as a director of WD-40 Company.

Mr. Murphy has been director of the Company since September 2002 and is currently Chair of the Compensation Committee. He has been President and Chief Executive Officer of Sharp HealthCare, San Diego’s largest integrated health system, since April 1996. Prior to his appointment to President and Chief Executive Officer, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs. He began his career at Sharp in 1991 as Chief Financial Officer of Grossmont Hospital before moving to Sharp’s system-wide role of Vice President of Financial Accounting and Reporting.

Mr. Tehle has been a director since December 2004, and is currently Chair of the Audit Committee. He has been Executive Vice President and Chief Financial Officer of Dollar General Corporation, a large discount retailer, since June 2004. Formerly a public company, Dollar General became a private company in 2007. Mr. Tehle served from 1997 to June 2004 as Executive Vice President and Chief Financial Officer of Haggar Corporation, a manufacturing, marketing and retail corporation. From 1996 to 1997, he was Vice President of Finance for a division of The Stanley Works, one of the world’s largest manufacturer of tools, and from 1993 to 1996, he was Vice President and Chief Financial Officer of Hat Brands, Inc.

Ms. Webb has been a director of the Company since July 2008. She is currently the Chief Communications and Investor Relations Officer for Ticketmaster Entertainment, Inc., the world’s leading live entertainment ticketing and marketing company. Ms. Webb has 26 years’ experience in treasury, investment banking, institutional and retail investor relations, and capital markets. She joined Ticketmaster in April 2008, after a 20-year career with The Walt Disney Company. She was most recently the executive director of The Walt Disney Company Foundation, where she was responsible for setting strategic direction for Disney’s philanthropic efforts. Previously she was Disney’s senior vice president of investor relations and shareholder services.

Directors’ Independence

The Board has analyzed the independence of each director and determined that the following directors are independent directors under the NASDAQ Marketplace Rules, and the additional Director Independence Guidelines adopted by the Board, and have no material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company): Messrs. Alpert, Goebel, Hutchison, Murphy and Tehle, Ms. Gust and Ms. Webb. Ms. Lang is not considered independent because she is an officer of the Company. The Jack in the Box Inc. Director Independence Guidelines are attached hereto as Exhibit A.

There are no family relationships among our directors and executive officers.

2009 Committee Assignments

The Board of Directors has approved the following Board Committee assignments to be effective February 13, 2009:

Nominating &
	Audit	Compensation	Governance	Finance	Executive	Lead
Directors	Committee	Committee	Committee	Committee	Committee	Director

Michael E. Alpert			✓	Chair
David L. Goebel		✓	✓
Anne B. Gust		✓	Chair
Murray H. Hutchison	✓	✓			✓	✓
Linda A. Lang					Chair
Michael W. Murphy	✓	Chair			✓
David M. Tehle	Chair			✓
Winifred M. Webb			✓	✓

Board Meetings and Committees of the Board of Directors

The Board held five meetings in fiscal 2008. We expect each director to attend each meeting of the Board and the committees on which he or she serves, and also expect them to attend the Annual Meeting. During the time each director served on the Board in fiscal 2008, each director attended more than 75% of the meetings of the Board and the committees on which he or she served. There have been no committee meetings since Mr. Goebel was appointed to the Board. All of the then-sitting directors attended the 2008 Annual Meeting.

The Board of Directors has five standing committees: Audit, Compensation, Nominating and Governance, Finance and Executive. The authority and responsibility of each committee is summarized below. A more detailed description of the functions of the Audit, Compensation, Nominating and Governance, and Finance Committees is included in each committee charter as adopted by the Board of Directors. All committee charters can be found in the “Corporate Governance” subsection of the “Investors” section of the Company’s website at www.jackinthebox.com.

Committee Member Independence.  The Board has determined that each current and anticipated member of the Audit, Compensation, Nominating and Governance, and Finance Committees is an independent director for purposes of NASDAQ listing rules as well as under the additional Independence Guidelines adopted by the Board. In addition, the members of the Audit Committee are all independent as required under Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, and the members of the Compensation Committee are independent as required under Section 162(m) of the Internal Revenue Code.

Audit Committee.  As more fully described in its charter, included as Exhibit B to this Proxy Statement, the Audit Committee assists the Board of Directors with overseeing: the integrity of the Company’s financial reports; the Company’s compliance with legal and regulatory requirements; the independent registered public accountant’s performance, qualifications and independence; the performance of the Company’s internal auditors; and the Company’s processes for identifying, evaluating and addressing major financial risks. The Audit Committee has sole authority to select, evaluate and, when appropriate, replace the Company’s independent registered public accountants. The Audit Committee meets each quarter with the Company’s independent registered public accountants, KPMG LLP (“KPMG”), the Company’s Director of Internal Audit, and management to review the Company’s annual and interim consolidated financial results before the publication of quarterly earnings press releases and the filing of quarterly and annual reports with the Securities and Exchange Commission (“SEC”). The Audit Committee also meets separately each quarter with each of KPMG, management and the Director of Internal Audit. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by SEC rules. The Audit Committee held six meetings in fiscal 2008.

Compensation Committee.  As more fully described in its charter, the Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive officer compensation and oversees the evaluation of management. The Compensation Committee reviews and approves the Company’s compensation philosophy, each of the compensation components, equity and benefit plans, and compensation of executive officers, including performance goals and objectives. The Committee approved the disclosures in the Company’s “Compensation Discussion and Analysis” beginning on page 14 of this Proxy Statement. The Compensation Committee held five meetings in fiscal 2008.

Executive Committee.  The Executive Committee is authorized to exercise all the powers of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee did not meet in fiscal 2008.

Finance Committee.  The Finance Committee assists the Board in advising and consulting with management concerning financial matters of importance to the Company. Topics considered by the Committee include the Company’s capital structure, financing arrangements, stock repurchase programs, capital investment policies, oversight of the Company’s retirement plans, the budget process and the financial implications of major acquisitions and divestitures. The Finance Committee held five meetings in fiscal 2008.

Nominating and Governance Committee.  The Nominating and Governance Committee assists the Board in identifying and recommending to the Board qualified candidates to become directors, including: considering nominees properly submitted by stockholders; developing and recommending to the Board a set of corporate governance guidelines; providing oversight with respect to the annual evaluation of Board, Committee and individual director performance; and recommending to the Board director nominees for each Board committee. All nominees for election as Directors currently serve on the Board of Directors and are known to the Nominating and Governance Committee in that capacity. The Nominating and Governance Committee also assists the Board in its oversight of the Corporation’s insider trading compliance program. The Nominating and Governance Committee held six meetings in fiscal 2008.

Executive Sessions.  Non-employee directors meet in executive session without management present each time the Board holds its regularly scheduled meetings. Mr. Hutchison has been designated by the Board to act as the Lead Director for such executive sessions of non-employee directors.

Policy Regarding Consideration of Candidates for Director.  The Nominating and Governance Committee has the responsibility to identify, screen and recommend qualified candidates to the Board. In order to be evaluated in connection with the Nominating and Governance Committee’s established procedures, stockholder recommendations for candidates for the Board must be sent in writing to the following address at least 120 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders:

Nominating and Governance Committee of the Board of Directors
c/o Office of the Corporate Secretary
Jack in the Box Inc.
9330 Balboa Avenue
San Diego, CA 92123

Any recommendation submitted by a stockholder to the Nominating and Governance Committee must include the same information concerning the potential candidate and the recommending stockholder as would be required under Article III Section 3.16 of the Jack in the Box Inc. Bylaws if the stockholder wishes to nominate the candidate directly. In evaluating director candidates, the Nominating and Governance Committee considers the qualifications listed in the Jack in the Box Inc. Corporate Governance Principles and Practices which are available at www.jackinthebox.com on the “Investors” page under the link “Corporate Governance.” The following are some of the factors considered by the Nominating and Governance Committee in evaluating director candidates:

•	The appropriate size of the Board.

•	The needs of the Company with respect to particular skills, background and experience.

•	The skills, background and experience of the nominee in light of the skills, background and experience already possessed by members of the Board.

•	Experience with accounting rules and practice.

•	Experience with executive compensation.

•	Applicable regulatory and listing requirements, including independence requirements.

•	The benefits of constructive working relationships among directors.

•	The desire to balance the considerable benefits of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Committee considers all candidates regardless of the source of the recommendation. In addition to stockholder recommendations, the Committee considers recommendations from current directors, Company personnel and others. From time to time, the Nominating and Governance Committee retains a search firm to assist it. During fiscal year 2008, at the Committee’s request, the Company engaged one such search firm, the Alexander Group, and paid approximately $57,000 in connection with identification of possible candidates. The Committee applies the same standard in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources.

Corporate Governance

We strive to operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with these responsibilities and standards. The following Corporate Governance documents appear on the Company’s website in the “Investors” section under the link “Corporate Governance.” These materials are also available in print to any stockholder upon written request to the Company’s Corporate Secretary.

•	Code of Conduct. In 1998, the Company adopted a code of ethics applicable to all Jack in the Box Inc. directors, officers and employees. The Company actively promotes ethical behavior by all employees and Board members. The Company also provides significant vendors with its code of ethics, as well as procedures for the communication of any concerns. The Company intends to satisfy the disclosure requirements of SEC Regulation S-K Item 406(d) regarding any amendment to, or waiver of, a provision of the code of ethics that applies to the Company’s principal executive officer, principal financial officer, and principal accounting officer or controller or persons performing similar functions, by posting such information on the Company’s website. The Company has not made any such waivers and does not anticipate making any such waiver.

•	Committee Charters for the Audit, Compensation, Finance and Nominating and Governance Committees.

•	Corporate Bylaws.

•	Corporate Governance Principles and Practices. Jack in the Box Inc. has adopted Corporate Governance Principles and Practices, which contain general principles regarding the function of the Board of Directors and the Board Committees.

The Corporate Governance Principles and Practices include, among other matters, the following items concerning the Board:

1. Meetings of Non-Employee Directors.   The non-employee directors of the Company meet separately on a regular basis in executive session. The Lead Director is responsible for setting the agenda and presiding at the meetings.

2. Lead Director.   The non-employee directors appoint a Lead Director each year to set the agenda for and preside at the executive sessions of the Board. The Lead Director acts as the primary communication channel between the Board and the Chief Executive Officer (“CEO”), and determines the format and the adequacy of information required by the Board. For 2009, the non-employee directors have appointed Murray Hutchison as Lead Director.

3. Limitation on Other Board Service.   The Company’s Corporate Governance Principles and Practices set forth the Board’s policy limiting non-employee directors to simultaneous service on no more than four public companies, including Jack in the Box Inc. The Board has an approval process that generally limits each of our officers to serving on no more than one public company’s board outside of Jack in the Box Inc. The approval process considers both the time commitment and potential business conflicts and is administered by the Nominating and Governance Committee.

4. Director Independence Guidelines.  In addition to the Corporate Governance Principles and Practices, the Board has adopted Independence Guidelines, which are attached as Exhibit A.

5. Retirement Policy.   The Board has adopted a retirement policy under which directors may not stand for election or be appointed after age 73.

6. Board, Committee and Individual Director Evaluations.   Each year the Directors complete an evaluation process focusing on an assessment of Board operations as a whole and the service of each director. Additionally, each of the Audit, Compensation, Finance, and Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its Charter. The Nominating and Governance Committee coordinates the evaluation of individual directors and of the Board operations and reviews and reports to the Board on the annual self-evaluations completed by the committees.

7. New-Director Orientation and Continuing Education.   The Board works with management to schedule new-director orientation programs and continuing education programs for directors. Orientation is designed to familiarize new directors with the Company and the restaurant industry as well as Company personnel, facilities, strategies and challenges. Continuing education programs may include in-house and third-party presentations and programs.

8. Attendance at Annual Meetings.   The Company’s Corporate Governance Principles and Practices sets forth the Board’s policy on director attendance at our Annual Meeting of Stockholders. It states that all directors shall make every effort to attend the Annual Meeting.

9. Stock Ownership Guidelines.   The Board has established stock ownership guidelines for non-employee directors to appropriately link their interests with those of other stockholders. These guidelines provide that within a three-year period following appointment or election, the director should attain and hold an investment position of $150,000 in defined total stock value, exclusive of any outstanding stock options but including directly and indirectly held shares and the equivalent number of shares derived from deferral of director compensation. The Board has established ownership guidelines for senior officers as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Company regularly monitors developments in the area of corporate governance and may modify its Principles and Practices as warranted. Any modifications are reflected on the Jack in the Box Inc. website at www.jackinthebox.com.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is an officer, former officer, or employee of the Company. During fiscal 2008, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K . During fiscal 2008, no interlocking relationship existed between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand.

Independent Compensation Consultants

The Compensation Committee has retained Towers Perrin as its independent consultant for executive compensation. A representative of Towers Perrin, attends Compensation Committee meetings as requested and the Chair of the Compensation Committee communicates with Towers Perrin between meetings. Towers Perrin provides no services to management at Jack in the Box Inc. When evaluating the compensation of non-employee directors in 2008, the Compensation Committee engaged the services of a separate consultant, Compensia, to provide information and advice. The Compensation Committee regularly reviews the services provided by its outside consultants.

Communications with the Board of Directors

Stockholders or others who wish to communicate any concern of any nature to the Board of Directors, any Committee of the Board, any individual director, or group of directors, may write to a director or directors in care of the Office of the Corporate Secretary, Jack in the Box Inc. 9330 Balboa Avenue, San Diego, CA 92123, or telephone 1-888-613-5225.

Your letter should indicate that you are a stockholder of the Company. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of our Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Governance Committee. For all other matters, our Corporate Secretary will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about our Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Jack in the Box Inc.’s audited financial statements for the fiscal year ended September 28, 2008.

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of the three directors named below, each of whom is an “independent director” as defined in the listing standards of the NASDAQ Stock Market. Our Board has determined that each of the members of the Audit Committee is an audit committee financial expert as defined by the Securities and Exchange Commission (“SEC”). The duties of the Audit Committee are summarized in this Proxy Statement under “Board Meetings and Committees of the Board of Directors” on page 5 and are more fully described in the Audit Committee charter adopted by the Board of Directors attached hereto as Exhibit B. Each year, the Audit Committee reviews and assesses the adequacy of its charter and conducts a review and evaluation of the Committee’s operations. The Audit Committee charter can be found on the Company’s website at www.Jackinthebox.com, in the “Investors” section under the link for “Corporate Governance.”

As more fully described in its charter, one of the Audit Committee’s primary responsibilities is to assist the Board in its general oversight of Jack in the Box Inc.’s financial reporting, internal controls, and audit functions. Management is responsible for the following: the Company’s accounting and financial reporting principles; establishing, maintaining and evaluating the effectiveness of disclosure controls and procedures as well as internal controls over financial reporting and the preparation, presentation and integrity of the Company’s consolidated financial statements. KPMG, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing a report thereon.

Jack in the Box Inc. has an Internal Audit Department that reports to the Audit Committee and the Company’s General Counsel. The Internal Audit Department’s responsibilities include reviewing and evaluating the Company’s internal controls. The function of the Audit Committee is not to duplicate the activities of management, or the internal or external auditors, but to serve a Board-level oversight role in which it provides advice, counsel and direction to management and the auditors.

The Audit Committee has sole authority to select, evaluate, approve fees, and when appropriate, to replace the Company’s independent registered public accountants. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditors. The Audit Committee has appointed KPMG as the Company’s independent registered public accountants for fiscal year 2009 and has requested stockholder ratification of its appointment.

During the course of fiscal 2008, the Audit Committee met and discussed with representatives of management, the Internal Audit Department staff, and the independent auditors the matters over which the Audit Committee has been delegated oversight responsibility. The Audit Committee met regularly in separate private sessions with representatives of management, the Internal Audit Department staff, and the independent auditors. The Audit Committee reviewed and discussed with management and KPMG the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2008. The Audit Committee reviewed and discussed management’s report on the effectiveness of the Company’s internal control over financial reporting and KPMG’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, and (ii) the effectiveness of internal control over financial reporting.

The Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, the Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with KPMG its independence from the Company.

The Audit Committee has discussed with management and KPMG such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based on the reviews and discussions referred to above, and the reports of KPMG, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2008, for filing with the SEC.

THE AUDIT COMMITTEE
David M. Tehle, Chair
Murray H. Hutchison
Michael W. Murphy

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

The following table presents fees billed for professional services rendered by KPMG, the Company’s independent registered public accountants for the fiscal years ended September 28, 2008 and September 30, 2007.

	2008	2007

Audit Fees(1)	$1,153,000	$1,130,800
Audit Related Fees(2)	$1,500	98,600
Tax Fees(3)	0	0

KPMG Total Fees	$1,154,500	$1,229,400

(1)	Audit fees include fees for the audit of the Company’s consolidated annual financial statements and the audit of the effectiveness of internal control over financial reporting. Audit fees also include fees for review of the interim financial statements included in our Form 10-Q quarterly reports, the review of Uniform Franchise Offering circulars in connection with state registrations of our franchises, and the issuance of consents and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	These fees consist of assurances and services performed by our independent registered public accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included under “Audit Fees.” This category includes primarily employee benefit plan audits in 2007, as well as attestations that are not required by statute or regulation.

(3)	Tax fees consist of aggregate fees billed for professional services rendered by our independent registered public accountants for tax compliance, tax advice, and tax planning.

Registered Public Accountants Independence.  The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining KPMG’s independence and has determined that the provision of such services has not adversely affected KPMG’s independence.

Policy on Audit Committee Pre-Approval.  The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accountants, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable Securities rules. The Audit Committee’s pre-approval policy is set forth in the Policy for Audit Committee Pre-Approval of Services, included as Exhibit C to this Proxy Statement.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG as the Company’s independent registered public accountants for fiscal year 2009. Although action by stockholders in this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this appointment.

KPMG has served as the Company’s independent auditors since 1986. One or more representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders. The following proposal will be presented at the Annual Meeting:

Action by the Audit Committee appointing KPMG as the Company’s independent registered public accountants to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 27, 2009, is hereby ratified, confirmed and approved.

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting (assuming a quorum). For this proposal, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (i) provides information on our compensation objectives and philosophy, (ii) discusses and analyzes the components of our compensation program, the reasons we provide each component, how we determine targeted compensation, and the basis of our pay decisions for the executive officers of the Company, including the amounts paid to the named executive officers (“NEO”) as shown in the “Summary Compensation Table.”

Overview of the Company’s Named Executive Officers

The following executive officers were the named executive officers for fiscal 2008:

•	Linda A. Lang, Chairman and Chief Executive Officer (“CEO”) since October 2005, has been with Jack in the Box for 21 years.

•	Paul L. Schultz, President and Chief Operating Officer (“COO”) since October 2005, has been with Jack in the Box for 35 years.

•	Jerry P. Rebel, Executive Vice President and Chief Financial Officer (“CFO”) since October 2005, has been with Jack in the Box for 5 years.

•	David M. Theno, Senior Vice President and Chief Product Safety Officer since 2001, has been with Jack in the Box for 15 years. Mr. Theno retired from Jack in the Box on September 28, 2008.

•	Phillip H. Rudolph, Senior Vice President, General Counsel & Secretary since 2007, has been with Jack in the Box for 1 year.

Oversight of the Executive Compensation Program

Role of the Compensation Committee.  The Compensation Committee (the “Committee”) acts pursuant to a written charter and is comprised entirely of independent directors. The Committee administers the Company’s executive compensation program on behalf of the Board of Directors (the “Board”) and reviews and approves the Company’s compensation philosophy, each of the compensation components, equity and benefits plans, and compensation of our executive officers, including performance goals and objectives.

Compensation of the Chief Executive Officer.  Following a presentation to the Committee on CEO market pay and compensation perspectives by the Committee’s independent compensation consultant, the Committee discusses and determines the compensation package for Ms. Lang. The Committee determines base salary, annual incentive targets, and long-term equity awards. The Committee considers the competitiveness of Ms. Lang’s compensation package relative to the market, in addition to the Company’s financial and operational performance. In fiscal 2008, Ms. Lang’s compensation mix consisted of approximately 16% base pay, 15% bonus, and 68% equity awards ($849,519 base pay and $802,729 bonus respectively, as reflected in the Summary Compensation Table, and $3,574,580 in equity as reflected in the Grants of Plan Based Awards Table). Committee discussion on Ms. Lang’s compensation occurs during executive session when only independent Committee members are present. Ms. Lang does not participate in these discussions and management provides input into the determination of the CEO’s compensation only as requested by the Committee. The Committee reviews and approves the compensation level of the Chairman and CEO based on the evaluation of performance and comparative data.

Role of the Chief Executive Officer in Compensation Decisions.  Our Chairman and CEO reviews the performance of the named and other executive officers with the Committee on an annual basis and provides recommendations on compensation actions for them. Additionally, she provides her perspective and recommendations to the Committee on compensation and benefit plan design and strategies, financial goals and criteria for the annual incentive plan, and the amount of long-term incentive awards.

Role of the Independent Compensation Consultant.  To assist the Committee with its responsibilities, the Committee has retained the services of Towers Perrin, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant. Towers Perrin provides the Committee with comparative information, advice and perspective on matters related to compensation for our Chairman and CEO and our other executive officers. The compensation consultant provides the Committee with objective information and expertise to assist the Committee in making informed decisions on executive compensation. Apart from its services to the Committee, Towers Perrin provides no compensation consulting or other services to the Company.

Towers Perrin performs an annual review of competitive compensation practices for all officer positions and, based on that assessment, provides advice regarding changes to base salaries, annual incentives, and long-term incentives. Towers Perrin obtains market data from a variety of sources, including the 2008 Towers Perrin executive compensation survey, the Chain Restaurant Compensation Survey, and proxy and other disclosures of our industry peer group companies (see “Benchmarking Executive Compensation”). We refer to these three sources collectively as our comparative benchmark group. A representative from Towers Perrin attends Compensation Committee meetings as requested, including four of the five Committee meetings fiscal 2008. The Chair of the Committee consults with Towers Perrin as needed between meetings.

Executive Compensation Philosophy and Objectives

Our compensation philosophy, reviewed annually by the Compensation Committee, is to provide competitive pay for expected performance and exemplary pay for exemplary performance. We define competitive pay as the median (50th percentile) of market pay, and expected performance as performance meeting budgeted targets established by the Board of Directors. Exemplary pay is defined as pay above the median of market pay for performance above budgeted targets. Throughout this discussion, when we use the term “market pay” or “market,” we are referring to the pay levels or practices for similar executive positions among our comparative benchmark group.

We target our base pay, annual incentive, and long-term incentives (collectively, “direct compensation”) at the median of the market. Our compensation program is built on this philosophy and is further designed to support three key objectives.

•	Attract & Retain Talent — We strive to attract, engage and retain highly talented and skilled executives to execute our strategies. We accomplish this by providing a total compensation program that is competitive with the comparative benchmark group with which we compete for executive talent.

•	Pay for Performance — We link pay to Company annual and long-term financial performance by aligning the majority of an executive officer’s compensation with the achievement of annual incentive goals and increases in the market value of the Company. We link pay to performance through the use of annual incentives based on actual performance relative to pre-determined operating goals and by granting stock options that are valuable only if there are increases in the Company’s stock price.

•	Stockholder Alignment — We provide for stockholder alignment by requiring ownership of Jack in the Box stock by our named executive officers and other key executive officers. Shares subject to the ownership guidelines generally must be held until retirement or the executive’s separation from the Company (see “Annual Incentive”).

Components and Analysis of Total Compensation

Our total compensation program for executive officers consists of a combination of base salary, annual incentive, grants of long-term incentives, benefits, and limited perquisites that have a business purpose. The program is designed to provide an appropriate balance between annual and long-term performance of the Company, as well as between fixed and variable (“at-risk”) compensation. Each year, the Committee’s independent consultant, Towers Perrin, provides the Committee and management with a comparison between the executive officers’ direct compensation (base salary and annual and long-term incentives) and the direct compensation paid to executive officers of the organizations in the Company’s comparative benchmark group. Upon review of the information, the Committee makes its own assessments and decisions with respect to each of the compensation components described in more detail below.

Base Salaries

Purpose:  Base salaries compensate executives for the knowledge and skills, experience and expertise that they bring to Jack in the Box Inc. as they fulfill their job duties and responsibilities. We provide competitive base salaries that enable us to attract and retain skilled executives who are critical to our long-term success.

Pay Determination:  Each November, our Chairman and CEO makes recommendations to the Committee on salary increases for the named and other executive officers. To determine the appropriate salary level of an executive, the Company considers the performance of the executive during the fiscal year, maturity in the role and the ability to fulfill the requirements of the role, the criticality of the role to the

Company, and the difficulty in replacing the executive. Individual performance is measured by what is achieved (results) and how it is achieved (behaviors).

The Committee assesses the performance of our Chairman and CEO, and our Chairman and CEO assesses the performance of each of the other executive officers. The Chairman and CEO, in consultation with the Company’s Compensation Department, develops a recommended salary adjustment amount for each executive officer (other than herself) and subsequently provides the Committee with her performance assessments and salary adjustment recommendations. The Committee also considers the position of the executive’s salary in relation to the range of base salaries of the comparative benchmark group provided annually by the Committee’s independent compensation consultant.

Fiscal 2008 Pay Decisions:  In November 2007, the Committee evaluated base salaries relative to market pay data and in consideration of the Chairman and CEO’s evaluations and recommendations relative to the NEOs and other officers. Based on the assessment of the factors described above, the Committee approved increases that moved the base salary of each executive officer to an appropriate position in the salary range. The increases were effective November 2007 and ranged from 0% to 15%. The Committee found Ms. Lang’s and Mr. Rebel’s performance in 2007 to be exemplary, and in consideration of their performance and their pay relative to the market median pay, determined that a 15% increase in base salary was appropriate. After the November 2007 adjustment, in fiscal 2008, the Chairman and CEO’s salary was approximately 1.6 times higher than the salary of the President and Chief Operating Officer (“COO”). The table below shows the 2008 annualized base salary of each named executive officer and the fiscal 2008 pay increase that was effective in November 2007.

	2007	2008	%
	Salary	Salary	Increase

Linda A. Lang	$750,000	$862,500	15.0%
Jerry P. Rebel	$391,000	$450,000	15.0%
Paul L. Schultz	$512,000	$543,000	6.0%
David M. Theno	$342,000	$342,000	0.0%
Phillip H. Rudolph	N/A	$325,000	N/A

Annual Incentive

Purpose:  Jack in the Box Inc.’s annual incentive plan, the Executive Performance Bonus Plan, is designed to reward executives based on the level of achievement of certain annual operating goals that are established by the Board of Directors to drive increases in stockholder value. Each participant’s annual incentive is based solely on Company performance because we believe all executive officers, key management and staff should be focused on the same goals, and work together to achieve those goals.

2008 Performance Metrics	Weight	Purpose

Earnings Per Share (EPS)	75%	Key driver of stockholder return over the long-term
Return on Invested Capital (ROIC)*	25%	Reflects how efficiently and effectively management deploys capital

*	The formula used to calculate ROIC is “earnings from operations, less taxes, divided by stockholders’ equity plus debt.”

Setting Annual Incentive Performance Goals:  The Committee approves annual incentive performance goals at the conclusion of the Company’s annual financial planning process and subsequent to the Board’s approval of the Company’s financial plan and budget for the fiscal year. The goals are considered to be challenging for the Company to achieve and generally reflect performance above the prior year. If the Company achieves the goals established at budget for the fiscal year, then the annual incentive will pay at targeted bonus levels which are set at competitive median levels. If the Company outperforms budget, then the annual incentive payout will be above the median of the market, and if it is below budget, payouts will be below market median.

Fiscal 2008 Performance:  At the Committee meeting held in September 2007, the Committee established performance goals for fiscal 2008 that were based on the fiscal 2008 operating plan and budget approved by the Board of Directors. The threshold, target, and maximum bonus payout percentages for each named executive officer, expressed as a percentage of annual base salary are as follows:

Bonus Payout Percentages

	Threshold	Target	Maximum

Chairman & CEO	0%	100%	200%
EVP & CFO	0%	75%	150%
President & COO	0%	75%	150%
Senior Vice President	0%	55%	105%

In 2008, the EPS performance goal at budget (target) was 12.3% above prior fiscal year performance (FY 2007) and the goal at the maximum incentive payout level was 17.5% above prior fiscal year performance (FY 2007).

In determining fiscal 2008 goal achievement, the Committee approved an adjustment to performance due to the impact of Hurricane Ike, an unforeseeable event that affected fiscal 2008 performance. The Committee discussed the terms of the relevant insurance coverage and the amount of deductibles. Because Hurricane Ike occurred during the last two weeks of fiscal 2008, the losses impacted fiscal 2008 while the insurance recovery will affect fiscal 2009. The Committee made a determination to adjust the Company’s fiscal 2008 financial results for purposes of computing achievement of the annual incentive goals, to reflect the Company’s reasonable estimate of the financial impact of Hurricane Ike. The Committee also determined that Hurricane Ike-related insurance recoveries will be excluded from fiscal 2009 financial results for purposes of computing achievement of the fiscal 2009 annual incentive goals. As certified by the Committee, our performance results for fiscal 2008 were as follows:

			2008		2008		2008	2008
	2008	2008	Target		Actual		Actual	Actual
	Target	Target	Performance		Performance		Incentive	Incentive
	Incentive	Incentive	EPS	ROIC	EPS	ROIC	Payout	Earned
Name	Payout(1)	($)	($)	(%)	($)	(%)%		($)

Linda A. Lang	100%	862,500	2.015	16.88	2.032	15.79	93.1	802,729
Jerry P. Rebel	75%	337,500	2.015	16.88	2.032	15.79	69.7	313,515
Paul L. Schultz	75%	407,250	2.015	16.88	2.032	15.79	69.7	378,308
David M. Theno	55%	188,100	2.015	16.88	2.032	15.79	50.1	171,410
Phillip H. Rudolph(2)	55%	178,750	2.015	16.88	2.032	15.79	50.1	150,360

(1)	Represents the percentage of annualized base salary at the end of the fiscal year.

(2)	The Company’s fiscal year 2008 began on October 1, 2007. Since Mr. Rudolph was hired on November 1, 2007, (after the start of the fiscal year) he received a prorated bonus in fiscal 2008.

Fiscal 2009:  In October 2008 the Company disclosed that it planned to sell its Quick Stuff convenience store operations. In the Company’s 2008 Annual Report on Form 10-K, results were reported separately for earnings from continuing operations and earnings from discontinued operations. The Committee determined that fiscal 2009 performance goals should be stated relative to earnings from continuing operations only.

Long-term Incentives

Purpose:  The long-term incentive program for executive officers consists of grants of non-qualified stock options. The Committee believes equity incentives provide strong alignment between stockholder interests and the personal financial interests of our executive officers. Options reward executives for achieving increases in stockholder value through appreciation in the price of Jack in the Box common stock over time. Executives only receive a benefit from the options if the market value of Jack in the Box stock increases above the option price. In addition, options facilitate ownership in the Company and serve to retain executives through use of a multi-year vesting schedule.

Annually, the Committee’s compensation consultant provides stock option grant guidelines at the market 50th and 75th percentiles. These guidelines are based on total direct compensation (includes the total of base, bonus, and long-term incentives) of the comparative benchmark group. To determine the actual percentile at which to grant options, the Committee considers the Company’s overall fiscal year performance and recommendations from the Chairman and CEO on other executives’ individual performance.

Timing of Regular Annual Stock Option Grants:  The grant date of annual stock option grants is the date of the Committee’s regularly scheduled September meeting, and all grants are approved by resolution of the Committee. The dates of Board and committee meetings are generally scheduled years in advance of the actual date of the meeting. All stock options are granted with an exercise price equal to the closing price of Jack in the Box Inc. common stock on the date of grant. All stock option grants in 2008 for executive officers were consistent with these guidelines.

2008 Options Grants: In fiscal 2008, the Committee reviewed grant guidelines provided by Towers Perrin that ranged in value between the market 50th and 75th percentiles. The Committee approved grants to four of our five named executive officers that best approximated the 50th percentile (offsets were then applied for any prior or new restricted stock awards granted to the executive to satisfy the executive stock ownership program) . The option awards were approved and granted on September 12, 2008, the date of the Committee meeting, with an exercise price equal to the closing price of Jack in the Box stock on the date of grant. The options vest one-third on each anniversary of the award and have a seven-year term for exercise. The majority of options granted in prior years vest at a rate of 25% per year over a four-year period and have a ten-year term. The vesting schedule and option term were changed in 2007 to better align with market practices and reduce option expensing in the long term.

2008 Grant Guidelines

	Competitive	Competitive
	50th Percentile	75th Percentile	Shares Granted

Linda A. Lang	400,000	560,000	367,000	(1)
Jerry P. Rebel	115,000	161,000	120,000	(2)
Paul L. Schultz	160,000	224,000	140,000	(1)
David M. Theno	N/A	N/A	N/A	(3)
Phillip H. Rudolph	50,000	70,000	60,000	(4)

(1)	Grant reflects offset for restricted stock awards granted in previous years under the executive stock ownership program. Offsets apply to option grants for five years (see “Executive Stock Ownership Requirements”).

(2)	Grant reflects offset for restricted stock awards granted in previous years under the executive stock ownership program and recommended share increase by CEO to recognize individual performance in the fiscal year. Offsets apply to option grants for five years (see “Executive Stock Ownership Requirements”).

(3)	Mr. Theno did not receive a grant as he retired on September 28, 2008, the last day of fiscal 2008.

(4)	Pursuant to Mr. Rudolph’s employment offer, he received a new hire stock option grant of 20,000 shares effective November 8, 2007, and an annual stock option grant of 40,000 shares effective September 12, 2008. The option grants reflect an offset for the restricted stock awards granted in fiscal 2008 under the executive stock ownership program. Offsets apply to option grants for five years (see “Executive Stock Ownership Requirements”).

Health & Welfare Benefits

Purpose:  The Committee believes health and welfare benefits are an important component of the total compensation package and provide executives with a level of security and protection that allows them to focus their efforts more completely on the Company’s business. Benefit programs are also commonplace among our comparative benchmark group and are necessary to attract and retain top talent.

Supplemental Benefits:  The health and welfare benefits we provide to the named and other executive officers are generally available to other employees in the Company. We provide both company-subsidized and voluntary benefit programs to our employees that generally include medical, dental, life insurance and disability coverage. In addition to the coverage provided in the regular plans, the named executive officers participate in an executive health reimbursement program, for which the executives pay an additional premium that provides for reimbursement of out-of-pocket healthcare expenses that exceed coverage under the regular plans, not to exceed reimbursement of the amounts shown in the table below for each position level:

Chairman & CEO	$30,000
President & COO	$30,000
Executive Vice President	$20,000
Senior Vice President	$15,000
Vice President	$10,000

The Company also provides employer-paid term life insurance with a maximum value of $770,000. We provide additional coverage in these two areas so that our total benefit package is competitive and supports our ability to recruit and retain talented executives.

Fiscal 2008:  Beyond the annual recalibration of benefit costs and the associated premiums, there were no significant changes made to the health and welfare benefits during fiscal 2008.

Perquisites

Purpose:  The Committee believes it is important to provide a limited number of selected perquisites that enhance our ability to compete for executive talent. The value of each perquisite is provided in the Summary Compensation Table.

Considerations:  The Committee periodically reviews the prevalence of perquisites in our comparative benchmark group and the business justification for providing them. The perquisites we provide our executive officers are shown in the table below.

	Named	Other
	Executive	Executive
Perquisite	Officer	Officers

Annual Car Allowance	✓	✓
Financial Counseling(1)	✓	✓

(1)	Financial counseling is available to Corporate officers at the level of Senior Vice President and above. For tax purposes, we provide a gross-up to cover taxes incurred by the executive so that the executive realizes the full value of the benefit.

Retirement Plans

Purpose:  The Company’s retirement plans provide the opportunity for our employees, including our named executive officers, to achieve retirement income security. These plans also reward them for service and provide an additional incentive to build a long-term career at Jack in the Box.

Qualified Retirement Plan:  Our named executive officers, along with our employees generally, are participants in a tax-qualified defined benefit plan (“Retirement Plan”).

Non Qualified Retirement Plan:  In addition to the qualified retirement plan, our named executive officers and certain other officers and employees are participants in a Supplemental Executive Retirement Plan (“SERP”). The SERP is a non-tax qualified pension plan and was established in response to the Internal Revenue Code limitations on pension benefits (based on an annual compensation limit) that can be accrued under our tax-qualified defined benefit pension plan. The SERP compensates participants in an equitable fashion for the reductions in their pension benefits resulting from these limitations. The Company has purchased corporate-owned life insurance policies to offset its obligations under the SERP, which represents an unsecured claim against the Company.

In September 2007, the Committee evaluated the retirement benefits provided to participants in the SERP and the long term costs the Company bears in maintaining such a plan. Subsequent to this evaluation, the Committee approved freezing the SERP for new participants effective January 1, 2007. In lieu of the SERP, new officers receive an additional contribution of 4% of base salary and bonus to their non-qualified executive deferred compensation account for up to 10 years, as described below.

Non-qualified Deferred Compensation Plan.  The Executive Deferred Compensation Plan (“EDCP”) is available to all executive officers and other employees who are excluded from participating in our qualified 401(k) plan in order to meet the Internal Revenue Code (“IRC”) requirements. Participants may defer up to 50% of base salary and up to 100% of their annual cash bonus. The matching contribution and vesting provisions are as follows:

Matching Contribution	Vesting

100% of the first 3% of deferred base and bonus	4 years / 25% vesting per year

All of the named executive officers are participants in the EDCP. Prior to 1990, executive officers were eligible to participate in the qualified Jack in the Box Inc. Easy$aver Plus (the “E$P”) Plan which includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code. Our Chairman and CEO and COO participated in the E$P Plan at that time. Our executive officers and certain other highly compensated employees were excluded from participating in the E$P Plan after 1989. Executive officers with existing cash balances in the E$P Plan are able to maintain their balances in the E$P Plan; however, they can no longer make deferrals into the E$P Plan.

Benchmarking Executive Compensation

Each component of compensation for our executive officers discussed above is based on external market comparisons and internal comparisons of positions with similar scope of responsibility. For most executive positions, two primary sources of compensation survey data are used from among three sources: (i) proxy compensation disclosures for named executive officers in the companies in our industry peer group, (ii) the Chain Restaurant Compensation survey for executive positions within our industry peer group, and (iii) the Towers Perrin executive compensation survey for general industry data. When analyzing the data, Towers Perrin uses regression analysis whenever possible to adjust the data for differences in company size.

The Committee reviews the companies in the industry peer group annually and changes are made as necessary and appropriate. Our selected peer group represents companies with short and long-term growth potential, similar market capitalization, high level of brand recognition, and which are considered to be companies that we compete for business and executive talent. In May 2008, the Committee approved two changes to the compensation peer group for the fiscal 2009 compensation study conducted by Towers Perrin: a) replace Applebee’s with DineEquity, the corporate name for the operator of Applebee’s and IHOP, and b) eliminate Wendy’s from the peer group due to its acquisition by a private equity firm (thus eliminating public disclosure of pay for use in our benchmarking group). The revised industry peer group was used to establish target base, annual incentive, and long-term incentive targets for fiscal 2009. The median revenue of the fiscal 2009 industry peer group was $1.7 billion versus $2.7 billion in fiscal 2007 for Jack in the Box.

2008 Industry Peer Group	2009 Industry Peer Group

Applebee’s International
Brinker International
CBRL Group
CKE Restaurants
Cheesecake Factory
Darden Restaurants
McDonald’s Corporation
Panera Bread
PF Chang’s China Bistro
Ruby Tuesday
Sonic Corporation
Starbucks
Wendy’s International
YUM! Brands	Brinker International
CBRL Group
CKE Restaurants
Cheesecake Factory
Darden Restaurants
DineEquity Inc.
McDonald’s Corporation
Panera Bread
PF Chang’s China Bistro
Ruby Tuesday
Sonic Corporation
Starbucks
YUM! Brands

Tally Sheets

Each year, as the Committee determines named executive officer compensation, it reviews tally sheets that detail the various components of compensation at Jack in the Box Inc., including cash compensation, equity-based compensation, health and welfare benefits, retirement plans, and perquisites. The Committee uses these tally sheets to determine, for each named executive officer, the appropriate balance of the components of compensation and competitiveness with our comparative benchmark group. Based on this review, the Committee believes that named executive officer compensation in fiscal 2008 was reasonable in its totality.

Executive Stock Ownership Requirements

A key objective of our executive compensation program is alignment with the long-term interests of our stockholders. To this end, in 2002, the Company adopted stock ownership guidelines for all named executive officers and other officers at the senior vice president level and above. The guidelines are intended to encourage retention and align the financial interests of these executives with those of our stockholders. Both shares directly owned by the executive and unvested restricted shares awarded to the executive apply toward fulfillment of stock ownership guidelines.

Each September, the Committee reviews the share ownership of each executive officer and grants restricted shares to facilitate meeting the ownership requirement. The value of each grant of restricted shares serves as an offset to grants of stock options over a five year period. For new hires and promotions to an eligible executive position, restricted stock grants are generally considered by the Committee at the next meeting following the date of hire or promotion.

Restricted shares are held in an escrow account maintained by the Company. Vesting is subject to the executive officer’s continued employment with the Company. Vested shares are determined and issued only upon the employee’s separation from the Company.

Company stock ownership guidelines are the lesser of a fixed number of shares or a multiple of salary, as follows:

		Value as
Position	Shares	Multiple of Salary

Chairman & CEO	400,000	500%
President & COO	160,000	400%
Executive Vice President & CFO	115,000	300%
Senior Vice President	50,000	200%

Currently all named executive officers satisfy their respective stock ownership requirement.

Stock Ownership for the Named Executive Officers

				Value at	Value
	Direct	Restricted	Total	9/28/08	Ownership	Meets
Name	Ownership	Shares	Shares	@$22.06	Requirement	Requirement

Linda A. Lang	0	200,000	200,000	$4,412,000	$4,312,500	✓
Jerry P. Rebel	0	62,572	62,572	$1,380,338	$1,350,000	✓
Paul L. Schultz	80,690	30,168	110,858	$2,445,527	$2,172,000	✓
David M. Theno	4,000	56,000	60,000	$1,323,600	$684,000	✓
Phillip H Rudolph	0	33,243	33,243	$733,341	$650,000	✓

Termination of Service

The named executive officers do not have employment or severance agreements, except in the event of a change of control. When a named executive officer terminates employment with the Company, the executive will receive amounts according to the specific terms and provisions of each compensation or benefits plan as described below.

•	Amounts contributed under the Company’s qualified and non-qualified deferred compensation plans.

•	Amounts accrued and vested through the Company’s Pension Plans (Retirement Plan and SERP).

•	Any non-equity incentive award if terminated after the end of the fiscal year but before payment.

If eligible to retire under a Company-sponsored retirement plan, in addition to the above, under the terms of the award agreement, the executive is entitled to the following:

•	Accelerated vesting of options equal to 5% additional vesting for each full year of service with the Company, and accelerated vesting of stock awards in accordance with the vesting schedule of each award.

•	A prorated annual incentive award based on the number of full fiscal year periods worked in the fiscal year prior to the effective date of retirement.

If an executive dies while employed by the Company, under the terms of the stock award agreement, all outstanding options and stock awards will become 100% vested on the date the executive terminates employment with the Company on account of death.

The values of additional potential payments to the NEOs are provided in the section titled “Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

Change in Control

Each of the NEOs, and three other executive officers, have a Compensation & Benefits Assurance Agreement that provides compensation in the form of a lump sum and other benefits for the coverage periods set forth in the section titled “Potential Payments Upon Termination or Change in Control” of this Proxy Statement. The list of covered executives is reviewed periodically by the Committee. We believe these agreements are important to provide continuity of management and provide the incentive to remain with the Company and continue to focus on running the business in the event of a pending or actual change in control event. Each agreement has a term of two years and is subject to automatic extension for additional two-year terms unless either party to the agreement gives notice of intent not to renew.

A detailed discussion of the provisions of the Compensation & Benefits Assurance Agreements and the associated monetary values is provided in the section titled “Compensation & Benefits Assurance Agreements” on page 30 of this Proxy Statement.

Executive Compensation Recovery Policy

During fiscal 2008, the Committee adopted an executive compensation recovery policy with language to be inserted in appropriate documents and award agreements going forward. The policy states that in the event Jack in the Box Inc. materially restates all or a portion of its financial statements due to fraud or intentional misconduct either committed by a Corporate Officer or knowingly permitted by a Corporate Officer, the Committee may take action to recover incentive cash compensation and performance-based equity awards that were based on the achievement of financial results that were subsequently restated. For purposes of this policy, a Corporate Officer is defined as an employee with the title of Corporate Vice President or above, and includes the CEO, COO and CFO of the Company’s subsidiary Qdoba Restaurant Corporation, as well as former Corporate Officers who were employed by the Company at the time of the fraud or intentional misconduct.

Executive compensation subject to recovery may include a) bonus or incentive cash compensation paid to the Corporate Officer, plus a reasonable rate of interest, b) economic gains realized from the sale of stock awarded under a performance-based equity plan, c) cancellation of restricted stock or units, deferred stock awards or units, and outstanding stock options to the extent vesting of such awards is performance-based.

The Compensation Committee has the sole discretion to determine what action to take in the event of a restatement, including soliciting recommendations from the Audit Committee and the full Board and retaining outside advisors to assist in making its determinations. The actions taken by the Compensation Committee are independent of any action imposed by law enforcement agencies, regulators or other authorities.

Tax and Accounting Information

Compensation decisions for executive officers are made with consideration of the Internal Revenue Code Section 162(m) implications. Section 162(m) places a limit of one-million ($1.0M) dollars on the amount of compensation that Jack in the Box can deduct in any one year for each named executive officer. As performance-based pay is excluded from this limit, we have designed our compensation program to provide the largest portion of an executive’s compensation through our annual cash incentive plan and long-term incentive plan in the form of stock options. Restricted stock awards are not considered performance-based under Section 162(m) and, accordingly, are subject to the $1.0 million limit on deductibility. Under Internal Revenue Code Section 409A, amounts deferred by an employee under a non-qualified deferred compensation plan (such as the SERP and EDCP) may be included in gross income when deferred and subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. Stock options may be exempt from Section 409A if the exercise price is not less than the fair market value on the grant date, the number of shares subject to option is fixed on the grant date, and there is no subsequent deferral feature under the option. We administer the SERP, the EDCP and stock option awards consistent with Section 409A requirements.

We account for option expensing under Statement of Financial Accounting Standards (“SFAS”) 123R and use a binomial valuation model prepared annually by AON Consulting to determine the “fair value” of our stock options at grant.

COMPENSATION COMMITTEE REPORT

Management of the Company has prepared the Compensation Discussion and Analysis of the Company’s compensation programs. The Compensation Committee of the Board of Directors has reviewed and discussed with management and the Board, the Compensation Discussion and Analysis contained in this Proxy Statement. On the basis of that review, the Committee approved on behalf of the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for fiscal year 2008, ending September 28, 2008.

THE COMPENSATION COMMITTEE
Michael W. Murphy, Chair
Anne B. Gust
Murray H. Hutchison

EXECUTIVE COMPENSATION

The Summary Compensation Table below provides compensation information for the named executive officers serving at the end of fiscal 2008 (September 28, 2008). The table includes compensation paid, stock and option awards, non-equity incentive plan compensation earned, change in pension value and non-qualified deferred compensation earnings and all other compensation, whether paid or deferred.

Summary Compensation Table

						Non-Equity	Change in
						Incentive	Pension
						Plan	Value &
				Stock	Option	Compen-	NQDC	All Other
	Fiscal	Salary	Bonus	Awards	Awards	sation	Earnings	Compen-	Total
Name & Principal Position	Year	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)	sation($)(6)	($)

Linda A. Lang	2008	849,519	—	251,695	2,089,549	802,729	452,948	87,042	4,533,483
Chairman of the Board & CEO	2007	744,230	—	251,695	1,252,783	1,125,000	1,138,115	89,904	4,601,727
Jerry P. Rebel	2008	443,192	—	109,014	669,703	313,515	136,298	80,850	1,752,572
Executive Vice President & Chief Financial Officer	2007	388,000	—	109,014	339,923	469,200	121,864	79,671	1,507,672
Paul L. Schultz	2008	539,423	—	53,171	1,861,687	378,308	130,299	84,843	3,047,731
President & Chief Operating Officer	2007	508,880	—	53,171	954,311	691,200	622,758	97,714	2,928,034
David M. Theno (7)	2008	467,485	—	299,889	110,700	171,410	256,211	51,506	1,357,201
Senior Vice President & Chief Product Safety Officer	2007	363,731	—	528,106	289,681	438,000	583,681	64,826	2,268,025
Phillip H. Rudolph (8)	2008	296,250	—	54,439	62,336	150,360	0	449,761	1,013,146
Senior Vice President, General Counsel & Secretary

(1)	This column represents the base salary earned during the fiscal year, including any amounts deferred in the Executive Deferred Compensation Plan.

(2)	The value of stock awards represents the dollar amount expensed in the Company’s financial statements in 2008 pursuant to SFAS 123R and includes awards made in 2008 and prior years. Pursuant to SEC rules, the amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. Refer to Note 9 Share-Based Employee Compensation in the Company’s financial statements in the Annual Report on Form 10-K for valuation assumptions.

(3)	The value of option awards represents the dollar amount expensed in the Company’s financial statements in 2008 for option awards pursuant to SFAS 123R and includes awards made in 2007 and prior years. Pursuant to SEC rules, the amounts exclude the impact of estimated forfeitures. See the Grants of Plan-Based Awards Table for grant specific information. Refer to Note 9 Share-Based Employee Compensation in the Company’s financial statements in the Annual Report on Form 10-K for valuation assumptions.

(4)	Amounts in this column reflect the annual incentive awards earned by each NEO for fiscal 2008 under the Executive Performance Bonus Plan. Performance achievement is approved by the Committee at the November Committee meeting following the end of the fiscal year. Payment of incentives is made in November following Committee approval and reported in the Summary Compensation Table for the fiscal year for which the incentive is earned.

(5)	The change in Pension Value is based on the difference between the June 30, 2008, actuarial present value of accrued benefits and the June 30, 2007, actuarial present value of accrued benefits. The actuarial present value of accrued benefits is based on the same interest rate and mortality rate assumptions used in the Company’s financial statements (A discount rate of 7.3% as of June 30, 2008, and 6.50% as of June 30, 2007, and the RP-2000 Mortality Table, projected to 2010 combined for employees and annuitants, separate for males and females with white collar adjustment. Participants are assumed to retire at the latest of current age or age 62, the plan’s earliest retirement date with unreduced benefits. No pre-retirement mortality, retirement or termination has been assumed for the present value factors). See the Pension Benefits Table for a detailed discussion of the Company’s pension benefits. The Company does not provide above-market or preferential earnings on non-qualified deferred compensation; for this reason only pension accruals are shown.

(6)	Amounts in this column are detailed in the following “All Other Compensation Table.”

(7)	Mr. Theno retired on September 28, 2008, and 2008 compensation included a lump sum payment of $88,875 for consulting services to the Company from September 29, 2008, to December 31, 2008.

(8)	Mr. Rudolph received relocation assistance as described in detail in the footnote to the All Other Compensation Table. Mr. Rudolph was hired on November 1, 2007, and is not yet eligible to participate in the Retirement Plan. Additionally, as of January 1, 2007, the SERP Plan was frozen to new officers and therefore Mr. Rudolph is not eligible to participate in the SERP Plan.

All Other Compensation Table

			Deferred			Company
			Compensation		Supplemental	Paid Life
	Other	Car/Cell	Matching	Financial	Health	Insurance	Total All Other
Name	(1)	Allowance	Contributions	Planning(2)	Insurance	Premiums	Compensation

Linda A. Lang	1,895	$13,500	$25,486	29,970	15,193	$998	$87,042
Jerry P. Rebel	2,119	$13,500	$22,701	22,468	19,064	$998	$80,850
Paul L. Schultz	1,847	$13,666	$27,532	25,504	15,296	$998	$84,843
David M. Theno	2,008	$13,500	$16,826	3,902	14,272	$998	$51,506
Phillip H. Rudolph	372,088	$12,545	$30,275	21,943	11,912	$998	$449,761

(1)	Amounts in this column include the following: for Ms. Lang, Mr. Rebel, Mr. Schultz, and Mr.Theno, taxable income and gross-up associated with conference attendance; and for Mr. Rudolph, wellness program and relocation assistance with gross up on relocation. Mr. Rudolph received assistance with relocation expenses that we customarily offer new officer hires, including travel, temporary housing, packing and shipping of household goods, closing costs on home purchase and sale, and tax reimbursements related to relocation expenses. In addition, Mr. Rudolph received payment for the loss on the sale of his prior home. The amount was based on market data reflecting the drop in home value from the time his home was first listed to the time it was sold. The first listing occurred when he accepted the position with Jack in the Box Inc.

(2)	For tax purposes, we provide a gross-up to cover taxes incurred by the executive so that the executive realizes the full value of the benefit. The amount shown in the table reflects both the benefit amount and the tax gross-up.

Grants of Plan-Based Awards

					All Other	All Other
					Stock	Option
					Awards:	Awards:	Exercise or	Grant Date
					Number of	Number of	Base Price of	Fair Value of
		Estimated Future Payouts Under			Shares of	Securities	Option	Stock and
	Grant	Non-Equity Incentive Plan Awards(1)			Stock or	Underlying	Awards	Option
Name	Date	Threshold	Target	Maximum	Units(2)	Options(3)	($/Sh)(4)	Awards(5)

Linda A. Lang	9/12/08	$0	862,500	1,725,000		367,000	24.74	3,574,580
Jerry P. Rebel	9/12/08	$0	337,500	675,000		120,000	24.74	1,168,800
Paul L. Schultz	9/12/08	$0	407,250	814,500		140,000	24.74	1,363,600
David M. Theno(6)	9/12/08	$0	188,100	359,100		N/A	N/A	N/A
Phillip H. Rudolph	9/12/08	$0	178,750	341,250	12,241	40,000	24.74	692,442
	11/08/07				21,002	20,000	27.48	790,335

(1)	Reflects the potential payouts under the annual performance bonus plan for executives based on the 2008 target and maximum bonus payout percentages of annualized base salary as of September 28, 2008. Bonus is prorated between performance levels.

(2)	Mr. Rudolph was granted a restricted stock award upon hire in November 2007 to meet executive stock ownership requirements. He received an additional restricted stock award to meet executive stock ownership requirements in September 2008 during the Company’s annual compensation review and stock grant period. All restricted stock grants were applied as an offset to Mr. Rudolph’s stock option grant in September 2008.

(3)	All option grants will vest and become exercisable in three equal annual installments on the first three anniversaries of the grant date (each September 12th of 2009, 2010 and 2011).

(4)	The exercise price of stock options granted in 2008 is the closing price of Jack in the Box common stock on the date of grant.

(5)	Amounts in this column represent the full grant date fair value of 2008 option and awards granted, calculated in accordance with SFAS 123R. For option awards, the value is calculated by multiplying the number of options awarded by the binomial value on the grant date ($10.66 and $9.74 for grant dates for November 8, 2007 and September 12, 2008, respectively). For restricted stock awards, the value is calculated by multiplying the number of shares awarded by the market closing price of Jack in the Box common stock on the date of grant. For additional information on the valuation assumptions, refer to the Share-Based Employee Compensation note in the Company’s financial statements in the Annual Report on Form 10-K for the year ended September 28, 2008, as filed with the SEC. The amounts shown in this column reflect our accounting expense and do not correspond to the actual value that will be recognized by the named executive officers.

(6)	No option grant was awarded in 2008 to Mr. Theno due to his impending retirement date of September 28, 2008.

Outstanding Equity Awards at Fiscal Year End 2008

The following table provides information on all outstanding option awards and unvested stock awards held by each of the named executive officers at the end of fiscal 2008. Each option grant is shown separately and the vesting schedule is shown as a footnote (2) to the table. The market value of the restricted stock awards is based on the closing price of Jack in the Box Inc. common stock as of the last trading day of the fiscal year, September 26, 2008, which was $22.06.

						Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
						Number		Awards:	Payout
						of	Market	Number of	Value of
	Option Awards(2)					Shares	Value of	Unearned	Unearned
		Number of	Number of			or Units	Shares or	Shares,	Shares,
		Securities	Securities			of Stock	Units of	Units	Units or
		Underlying	Underlying			That	Stock That	Other	Other
		Unexercised	Unexercised	Option	Option	Have	Have Not	Rights	Rights
	Option	Options	Options	Exercise	Expiration	Not	Vested	That Have	That Have
Name	Grant Date	Exercisable	Unexercisable	Price	Date	Vested	($)(3)	Not Vested	Not Vested

Linda A. Lang	—	—	—	—	—	155,500	$3,430,330	—	—
	9/10/2004	114,000	0	$14.46	9/10/2014
	9/16/2005	120,900	40,300	$17.625	9/16/2015
	9/15/2006	92,400	92,400	$26.28	9/15/2016
	9/14/2007	100,000	200,000	$30.69	9/14/2014
	9/12/2008	0	367,000	$24.74	9/12/2015
Jerry P. Rebel	—	—	—	—	—	53,185	$1,173,261	—	—
	9/10/2004	3,750	0	$14.46	9/10/2014
	9/16/2005	27,300	13,650	$17.625	9/16/2015
	9/15/2006	33,000	33,000	$26.28	9/15/2016
	9/14/2007	33,333	66,667	$30.69	9/14/2014
	9/12/2008	0	120,000	$24.74	9/12/2015
Paul L. Schultz	—	—	—	—	—	25,642	$565,662	—	—
	9/10/2004	50,000	0	$14.46	9/10/2014
	9/16/2005	103,050	34,350	$17.625	9/16/2015
	9/15/2006	49,000	49,000	$26.28	9/15/2016
	9/14/2007	39,333	78,667	$30.69	9/14/2014
	9/12/2008	0	140,000	$24.74	9/12/2015
David M. Theno(1)	—	—	—	—	—	0	$0	—	—
	11/10/2000	26,000	0	$13.00	12/10/2010
	11/01/2001	38,000	0	$12.50	12/01/2011
	9/10/2004	30,000	0	$14.46	9/10/2014
	9/16/2005	25,000	0	$17.625	9/16/2015
	9/15/2006	16,000	0	$26.28	9/15/2016
	9/14/2007	30,000	0	$30.69	9/14/2014
Phillip H. Rudolph	—	—	—	—	—	33,243	$733,341	—	—
	11/08/2007	0	20,000	$27.48	11/08/2014
	9/12/2008	0	40,000	$24.74	9/12/2015

(1)	Pursuant to the Stock Option Agreement, David M. Theno received accelerated vesting of his unvested options equal to 5% for each year of service on his retirement date, September 28, 2008.

(2)	Option Awards Vesting Schedule By Grant Date:

11/10/2000	20% vests each year for five years from date of grant
11/01/2001	20% vests each year for five years from date of grant
09/10/2004	25% vests each year for four years from date of grant
09/16/2005	25% vests each year for four years from date of grant
09/15/2006	25% vests each year for four years from date of grant
09/14/2007	33% vests each year for three years from date of grant
11/07/2008	33% vests each year for three years from date of grant
09/12/2008	33% vests each year for three years from date of grant

(3)	The market value was determined by multiplying the number of shares shown in the table by $22.06 which was the closing market price on September 26, 2008, the last trading day of the fiscal year. Vesting is subject to continued employment with the Company and determined and issued only upon termination.

Option Exercises and Stock Vested in Fiscal 2008

The table below provides information on stock option exercises and shares acquired on the vesting of stock awards by the named executive officers:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name & Position	(#)	($)	(#)	($)

Linda A. Lang	70,000	$1,389,532	0	0
Jerry P. Rebel	10,250	$209,183	0	0
Paul L. Schultz	118,000	$2,145,010	0	0
David M. Theno	25,000	$413,752	0	0
Phillip H. Rudolph	0	0	0	0

Retirement Plan. The Company offers retirement benefits under a company-funded defined benefit plan. The Retirement Plan provides the same benefits to named executive officers as are made available to other employees employed in an administrative, clerical, or restaurant hourly position who have reached age 21 and completed one year of service with at least 1,000 hours of service. The Plan provides that a participant retiring at age 65 will receive an annual benefit, as follows:

1.	One-percent (1%) of Final Average Pay multiplied by Benefit Service, plus

2.	0.4% of Final Average Pay in excess of Covered Compensation multiplied by Benefit Service (maximum of 35 years of service).

Benefits are subject to grandfathered minimum benefit accruals under the previous plan as of December 31, 1988. Final Average Pay is defined as the highest five consecutive calendar years of pay (base and bonus) out of the last ten years of eligible service as an eligible employee. Pay excludes deferrals into the Executive Deferred Compensation Plan. Pay that can be taken into account for purposes of the formula is subject to an annual limit under the federal tax laws; the limit for 2008 is $230,000. Benefit Service is defined as the entire period of employment in calendar years and months while an eligible employee. Participants are credited with one full year of vesting service for a plan year during which 1,000 hours are worked. Participants are 100% vested after completing 5 years of vesting service or reaching normal retirement age. Participants are 0% vested until they are 100% vested.

The Employee Retirement Income Security Act of 1974 (“ERISA”) and various tax laws may cause a reduction in the annual retirement benefit payable under the Retirement Plan. Although normal retirement age is 65, benefits may begin as early as age 55 if participants meet the service requirements defined in the Retirement Plan; benefits payable are reduced 5/12 of 1% for each month benefits begin before normal retirement age. As of January 1, 2008, the plan was amended to allow plan participants that terminate prior to age 55 with 20 years of benefit service or more to begin collecting benefits as early as age 55; benefits payable are reduced 5/12 of 1% for each month benefits begin before age 65. Retirement Plan benefits are not permitted to be paid to participants while they are actively employed with Jack in the Box Inc. Retirement Plan benefits are typically paid in the form of a monthly annuity. Participants may not elect a lump sum payment under the Retirement Plan.

Supplemental Executive Retirement Plan.  The SERP was established in 1990 for selected executives in response to legislation restricting qualified plan benefits for “highly compensated employees.” The SERP provides for a percentage of replacement income based on Service and Final Average Compensation. Final Average Compensation for purposes of the SERP is defined as the average of the five highest calendar years of pay (base salary and bonus) out of the last ten years of employment with the Company. Benefit Service is defined as the entire period of employment in calendar years and months while an eligible employee.

The SERP provides that a participant retiring at age 62 will receive an annual benefit, as follows:

1.	The target replacement income from all Company funded sources, based on a maximum of 20 full years of service, is 60% of Final Average Compensation.

2.	For eligible officers with less than 20 years of service, the target percentage of 60% is reduced by applying a factor determined by dividing the number of years of actual service (maximum of 20 years) by 20.

In order to be eligible for a retirement benefit under the SERP, the participant must attain the earlier of age 62 or age 55 and ten years of service while employed at Jack in the Box Inc. or while disabled. Death benefits are payable if the participant dies while employed. Although normal retirement age is age 62, benefits may begin as early as age 55 reduced 5/12 of 1% for each month benefits begin before age 62. SERP benefits are not permitted to be paid to participants before their termination of employment with Jack in the Box Inc. Benefits are typically paid in the form of a monthly annuity. Participants may not elect a lump sum payment under the Plan. The SERP is unfunded and represents an unsecured claim against the Company.

Before January 1, 2007, each of the executive officers, including the named executive officers, could participate in the Company’s defined benefit plan and Supplemental Executive Retirement Plan if they met certain eligibility requirements. In 2007, the Committee evaluated the retirement benefits provided to participants in the SERP and the long-term costs the Company bears in maintaining such a plan. Based on this evaluation, the Committee approved freezing the SERP to new participants effective January 1, 2007, and instead providing that new officers will receive an additional Company contribution of 4% of base salary and bonus to their EDCP account for up to ten years.

Pension Benefits Table

The pension table below shows the actuarial present value of the accumulated benefits of each named executive officer as of the end of the measurement year (June 30, 2008), including years of credited service, under the Retirement Plan and Supplemental Executive Retirement Plan. Present values were calculated using the interest rate and mortality assumptions used in the Company’s financial statements.

		Number of	Present Value of
		Years	Accumulated	Payments
		Credited	Benefit at Normal	During Last
Name	Plan Name	Service	Retirement Age(1)	Fiscal Year

Linda A. Lang	Retirement Plan	20	256,981	—
	SERP(2)	20	3,604,320	—
Jerry P. Rebel	Retirement Plan	4	64,393	—
	SERP(2)	4	311,448	—
Paul L. Schultz	Retirement Plan	32	535,211	—
	SERP(2)	32	2,552,276	—
David M. Theno(3)	Retirement Plan	15	310,475	—
	SERP	15	1,609,091	—
Phillip H. Rudolph(4)	Retirement Plan	0	N/A	—

(1)	Present values shown were calculated using a discount rate of 6.5% as of June 30, 2007, and 7.3% as of June 30, 2008, and the RP-2000 Mortality Table, projected to 2010 combined for employees and annuitants, separate for males and females with white collar adjustment. Participants are assumed to retire at the latest of current age or age 62, the plan’s earliest retirement date with unreduced benefits. No pre-retirement mortality, retirement or termination has been assumed for the present value factors.

(2)	As of the end of the measurement period (June 30, 2008), Ms. Lang, Mr. Rebel and Mr. Schultz are not yet vested in the SERP.

(3)	Mr. Theno retired on September 28, 2008.

(4)	Mr. Rudolph was hired on November 1, 2007, and was not yet eligible to participate in the Retirement Plan on September 28, 2008. Additionally, as of January 1, 2007, the SERP Plan was frozen to new officers, and therefore Mr. Rudolph is not eligible to participate in the SERP Plan.

Non-Qualified Deferred Compensation Table

The table below shows the contributions for each named executive officer made into the Executive Deferred Compensation Plan, including Company contributions, aggregate earnings and aggregate distributions for last fiscal year. All NEOs in the table below, with the exception of Mr. Rudolph, are 100% vested in the Company contributions. Mr. Rudolph was not yet vested in any of the Company contributions on September 28, 2008.

Non-Qualified Deferred Compensation Plan Table

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
Name	in Last FY(a)(1)	in Last FY(b)(1)	in Last FY(c)(2)	Distributions	Last FYE(d)(3)

Linda A. Lang	$33,981	25,486	(205,201)	0	1,329,311
Jerry P. Rebel	$33,404	22,701	(38,875)	0	225,208
Paul L. Schultz	$72,858	27,532	(223,787)	0	2,274,234
David M. Theno	$28,044	16,826	(48,020)	0	220,409
Phillip H. Rudolph(1)	$12,761	30,275	(3,260)	23,490	N/A

(1)	All of the amounts reported in columns (a) and (b) are reported as compensation in the 2008 Summary Compensation Table.

(2)	None of the amounts reported in column (c) are reported in the 2008 Summary Compensation Table.

(3)	Amounts reported in column (d) are included in the Company’s Summary Compensation Table in prior years if the named executive officer was an NEO in previous years. If not an NEO in prior years, this column reflects only the last fiscal year. The balance reflects the cumulative value of each named executive officer’s deferrals, match and investment performance.

Executive Deferred Compensation Plan.  The EDCP was adopted in 1990 for all executive officers and other highly compensated employees excluded from participation in the Easy$aver Plus 401k Plan (“E$P Plan”) and is a non-qualified deferred compensation plan. The EDCP is unfunded, and participants’ accounts represent unsecured claims against the Company.

Participants may defer up to 50% of base salary and up to 100% (less applicable taxes) of bonus pay. The Company matches 100% of the first 3% of the participant’s compensation that is deferred into the EDCP. Participants receive full and immediate vesting of their own contributions and vest in the matching contributions at the rate of 25% per year, becoming fully vested only after they have completed four full years of service with the Company.

As described above, beginning in January 1, 2007, new officers who otherwise would have been eligible for the SERP, receive an additional Company contribution for up to ten years of 4% of base salary and bonus in their EDCP account. Participants vest 25% per year in the additional Company contributions.

The EDCP provides for a choice of 24 investment funds in an array of asset classes made available by the Company and selected by the participant. Benefits under this plan include an earnings component based upon theoretical investment options (they are designed to match the performance of actual investments). Investment options do not provide preferential earnings.

A participating officer elects when plan year balances are distributed, while employed and/or upon separation from service. All deferrals and distributions are subject to the requirements of Section 409A of the Internal Revenue Code. In general, the following refers to non-vested balances and amounts deferred after January 1, 2005:

1.	A participant may elect when making a deferral election to receive distributions from the EDCP, called Scheduled In-Service Withdrawals, while employed. Company contributions are excluded from Scheduled In-Service Withdrawals. A Scheduled In-Service Withdrawal permits a participant to receive a specific plan year’s deferral balance as early as two years after the end of the plan year. Scheduled In-Service Withdrawals are paid in January of the year as designated by the officer in the form of a lump sum. These withdrawals may not be accelerated. Election changes are subject to a five year delay in the start of benefit payments from the former scheduled withdrawal date, in accordance with Internal Revenue Code Section 409A.

2.	During open enrollment, a participant may elect the method in which deferrals are paid upon termination of employment. Participants may select from two to ten annual installments or a lump sum. Although elections for termination payments are carried forward year to year, a different payment method may be selected, but election changes are subject to a five year delay in the start of benefit payments from termination as defined under IRC Section 409A. Payments upon termination of employment will be delayed for six months after termination if the participant qualifies as a “specified employee” under IRC Section 409A.

Amounts deferred and vested before January 1, 2005, are grandfathered and are not subject to IRC Section 409A (including the five year delay rule on election changes and the “specified employee” six month delay on termination rule).

Compensation and Benefits Assurance Agreements.  The Company considers Compensation & Benefits Assurance (“CIC”) agreements it has entered into with key executives to be in the best interest of its stockholders to foster the continuous employment of key management without potential distraction or personal concern if the Company were to be acquired by another company (“change in control”). These agreements help facilitate successful performance by key executive officers during an impending change in control, by protecting them against the loss of their positions following a change in the ownership or control of the Company, and ensuring that their expectations for long-term incentive compensation arrangements will be fulfilled. Generally, under the agreements, a change in control is defined to include (i) the acquisition by any person or group of 50% or more of the combined voting power of the Company (excluding acquisitions by the Company benefit plans or certain affiliates), (ii) circumstances in which individuals constituting our Board of Directors generally cease to constitute a majority of the Board, and (iii) certain mergers, consolidations, sales of assets or a stockholder-approved liquidation of the Company.

These CIC agreements provide certain specified benefits to key executives if, within twenty-four full (24) calendar months from the effective date of a change in control event, their employment is terminated (i) involuntarily other than for cause, death, or disability or (ii) voluntarily for good reason. Voluntary termination for good reason is defined as (i) the assignment of the executive officer to duties or responsibilities inconsistent with the executive’s status or a reduction or alteration in the nature or status of the executive’s duties or responsibilities in effect as of ninety (90) days prior to the change in control event, (ii) the acquiring company’s requirement that an executive be based at a location in excess of fifty (50) miles from the executive’s location immediately prior to a change in control, (iii) a reduction in base salary in effect on the effective date of the change in control or failure by the company to increase annual base salary from time to time, (iv) failure of the acquiring Company to keep in effect any of the Company’s compensation, health and welfare, or retirement benefit plans, or any perquisites unless an alternative plan is provided of at least a comparable value, or (v) any breach by the acquiring Company of its obligations under this agreement. These terms are defined as a “Qualifying Termination.” CIC agreement benefits are not provided for terminations by reason of death, disability, voluntary termination without good reason, or the Company’s involuntary termination of the Executive’s employment for Cause.

In the event of a change in control of the Company and Qualifying Termination of an executive covered under a Compensation & Benefits Assurance agreement, the executive is entitled to the following severance benefits:

1.	A lump-sum cash payment equal to the executive’s unpaid annualized base salary, accrued vacation pay, and unreimbursed business expenses.

2.	A lump sum cash amount equal to a multiple of the executive’s then-current annual base salary.

Officer	Position	Multiple of Salary

Linda A. Lang	Chairman & CEO	3.0
Jerry P. Rebel	EVP & CFO	2.5
Paul L. Schultz	President & COO	2.5
Phillip H. Rudolph	SVP, General Counsel & Secretary	1.5

3.	A lump sum cash incentive award equal to the greater of the average bonus percentage for the last three fiscal years prior to the change in control effective date times the lump sum cash amount described in #2 above, or the average dollar amount of bonus paid for the last three fiscal years prior to the change in control. If an executive doesn’t have three full years of incentive awards, the Company will apply the target incentive award percentage for each missing year.

4.	Continuation of health insurance coverage at the same cost and same coverage level as in effect on an executive’s Qualifying Termination (subject to changes in coverage levels applicable to all employees generally) for a specified coverage period. This coverage runs concurrently with any coverage provided under the COBRA. If this requires a monthly payment amount, the Company will pay the required amount adjusted on a pre-tax basis. If an executive receives health insurance coverage with a subsequent employer prior to the end of 18 months, the continuation of health insurance coverage under this agreement will be discontinued.

Officer	Position	Coverage Period
Linda A. Lang	Chairman & CEO	36 months
Jerry P. Rebel	EVP & CFO	30 months
Paul L. Schultz	President & COO	30 months
Phillip H. Rudolph	SVP, General Counsel & Secretary	18 months

5.	The executive officer shall receive standard outplacement services, at Company expense, from a nationally recognized outplacement firm selected by the executive officer, for a period of up to one (1) year from the date of Qualifying Termination.

6.	All unvested restricted stock and stock options become fully vested, subject to the terms of the applicable Company Stock Incentive Plan.

7.	In the event that any portion of the payments and benefits provided for under the agreement are considered excess parachute payments under section 280G of the Internal Revenue Code and are thus subject to the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, the agreement provides for a conditional gross-up payment to reimburse the executive for the excise tax and additional taxes resulting from the imposition of the excise tax. The gross-up payment will be made, however, only if the amounts treated as “parachute payments” under Section 280G exceed the maximum amount payable under Section 280G (the “Section 280G Limit”) by more than 10%. If the parachute payments exceed the Section 280G limit by 10% or less, then the payments to the executive officer will be reduced to an amount that is one dollar less the Section 280G limit. The potential tax “gross up” payment is only applicable in the event of a change of control of the Company and, in the Committee’s view, is an appropriate method for the Company to insulate the executives from excise tax imposed under Section 1999 of the Code.

Supplemental Executive Retirement Plan.  In the event of a change in control and an involuntary termination not for cause or a voluntary termination for good reason, in accordance with the SERP, the named executive officer shall receive, in the form of three annual installments commencing on termination, the actuarial equivalent of his/her accrued early retirement benefit. Distributions under the SERP are subject to guidelines as listed under Section 409A of the Internal Revenue Code.

Non-Qualified Deferred Compensation.  In the event of a change in control, in accordance with the Executive Deferred Compensation Plan, participants shall become 100% vested in Company contributions. Accounts shall be distributed in accordance with the participant’s existing distribution election (on termination of employment or under a scheduled in-service withdrawal). Distributions under the EDCP are subject to guidelines as listed under Section 409A of the Internal Revenue Code.

Potential Payments Upon Termination or Change in Control

The following table reflects the total potential payments that would be due to four of our five named executive officers in the event of: (1) under our Compensation and Benefits Assurance agreement, both, a) a change in control, and b) either an involuntary termination not for cause or a voluntary termination for good reason, or (2) a termination of employment not related to a change in control. There are no potential payments reported for Mr. Theno as he retired effective September 28, 2008. The potential payments assume a September 28, 2008 effective date and, where applicable, using the closing price of our common stock of $22.06 on September 26, 2008 (the last market trading day in the fiscal year). The amounts shown are estimates of the payments that each named executive officer would receive in certain instances. Actual amounts payable will only be determined upon the actual occurrence of any such event.

In the event of a termination not related to a change in control, named executive officers will receive amounts under the terms and provisions of the specific plans in which they are a participant. The amounts shown in the table below were prepared by the Committee’s compensation consultant, Towers Perrin, the Company’s actuary MullinTBG, and the Company’s Compensation and Benefits department.

Potential Payments on Termination of Employment or Change in Control

	Linda A. Lang	Jerry P. Rebel	Paul L. Schultz	Phillip H. Rudolph
Event	(1)	(1)	(1)	(1)(2)

Voluntary Term/Retirement Eligible:
Cash Severance	$—	$—	$—	$—
Equity Incentive and Stock Awards	$—	$—	$—	$—
Pension and SERP Benefits	$—	$—	$—	$—
Continuation of Benefits	$—	$—	$—	$—
Total Termination Benefits	$—	$—	$—	$—
Voluntary/Involuntary Term without Cause:
Cash Severance	$—	$—	$—	$—
Equity Incentive and Stock Awards(4)	$2,384,262	$356,626	$936,853	$—
Pension and SERP Benefits (5a)	$4,603,837	$500,177	$3,915,358	$—
Continuation of Benefits	$—	$—	$—	$—
Total Termination Benefits	$6,988,099	$856,803	$4,852,211	$—
Death:
Cash Severance	$—	$—	$—	$—
Equity Incentive and Stock Awards(4)	$5,993,322	$1,590,452	$1,654,875	$733,341
Pension and SERP Benefits (5a)	$2,157,604	$932,716	$1,737,976	$—
Continuation of Benefits	$—	$—	$—	$—
Total Termination Benefits	$8,150,926	$2,523,168	$3,392,851	$733,341
Disability:
Cash Severance	$—	$—	$—	$—
Equity Incentive and Stock Awards(4)	$5,814,592	$1,529,914	$1,502,533	$733,341
Pension and SERP Benefits (5b)	$4,755,445	$1,080,163	$3,836,021	$—
Continuation of Benefits	$—	$—	$—	$—
Total Termination Benefits	$10,570,037	$2,610,077	$5,338,554	$733,341
Change in Control and Involuntary Termination or Termination for Good Reason:
Cash Severance(3)	$5,977,729	$2,286,263	$2,894,507	$747,500
Equity Incentive and Stock Awards(4)	$5,993,322	$1,590,452	$1,654,875	$733,341
Pension and SERP Benefits (5c)	$6,576,629	$741,038	$5,926,384	$—
Continuation of Benefits(6)	$122,941	$80,353	$102,150	$75,299
Excise Tax for Gross Up(7)	$5,612,433	$1,554,814	$—	$610,982
Total Termination Benefits	$24,283,054	$6,252,920	$10,577,916	$2,167,122

(1)	Ms. Lang, Mr. Rebel, Mr. Schultz and Mr. Rudolph are not eligible to retire under any Company- sponspored plan as the end of fiscal 2008.

(2)	No estimated benefits and payments are provided as Mr. Rudolph is not eligible to participate in the Retirement and SERP Plans.

(3)	Reflects multiple of annualized base salary and annual incentive value as described in sections (2) and (3) under the Compensation and Benefits Assurance Agreement section of this Proxy Statement.

(4)	The equity awards are calculated using the fair value of the Company’s stock as of September 28, 2008, as described below:

a)	Stock Awards — Upon termination not related to a change in control, if eligible to retire under a Company-sponsored retirement plan, determination of shares vested is based on a schedule of the greater of a) 30% of the award vesting three years from the date of grant, and 10% vesting for each year of service thereafter as of the date of retirement, or b) such vesting as would have occurred had 10% of the Award vested for each year of service with the Company, or c) in such greater amount as may be determined by the Board in its sole discretion. If not eligible to retire under a company sponsored retirement plan, determination of shares vested is based on a schedule of 15% vesting on or after 3 years from the grant date, and 5% vesting for each year of service thereafter as of the termination date. Stock awards vest 100% in the event of death or disability, and 100% in the event of termination resulting from a change in control.

b)	Option Awards — Upon termination not related to a change in control, and if eligible to retire under a Company-sponsored retirement plan, determination of shares vested here is based on a formula of 5% additional vesting for each year of service with the Company. There is no acceleration of Option Awards if not eligible to retire under a Company-sponsored retirement plan. Option awards will vest 100% in the event of death, and on disability is based on the number of shares which would have been vested as of twelve months following the Optionee’s first day of absence from work with the Company. For purposes of this table, no additional vesting is applied in the event of a Disability.

(5)	Annual benefit amounts listed for each NEO are subject to the vesting provisions of the Retirement Plan and the SERP. Please review the Pension Benefits section for plan and vesting information. All values shown for SERP represent present values with the exception of disability. Disability benefits shown are annual amounts paid to the executive over the executive’s lifetime. Ms. Lang, Mr. Rebel and Mr. Schultz are not vested in the SERP. Values presented for Non-Qualified Pension benefits are based on the following:

a)	In the event of a voluntary/involuntary termination or death, benefit values are based on accrued benefits as of fiscal year end payable at normal retirement and were calculated based on a discount rate of 7.3% as of June 30, 2008, and the RP-2000 Mortality Table projected to 2010 combined for employees and annuitants, separate for males and females with white collar adjustment using scale AA. In the event of death while actively employed, the amount of the survivor benefit shall be one (1) times the participant’s compensation and shall be defined as annualized current base salary plus the average of the bonuses paid for the three (3) most recent completed fiscal years. If, however, the date of death is at age 55 or later, the amount of the survivor benefit shall be the greater of one (1) times the participant’s compensation or the actuarial equivalent lump sum present value of the participant’s supplemental retirement benefit. Such benefit shall not be subject to any reduction of benefits.

b)	Disability benefits shown assume an NEO terminates employment with Company due to disability and remains continuously disabled until reaching normal retirement age. Benefit values are based on accrued benefits as of the NEO’s normal retirement age and were calculated based on a discount rate of 7.3% as of June 30, 2008, and the RP-2000 Mortality Table projected to 2010 combined for employees and annuitants, separate for males and females with white collar adjustment using scale AA.

c)	In the event of a change in control, participants become 100% vested. Benefit values are based on accrued benefits as of fiscal year end and were calculated based on a discount rate of 7.3% and the RP-2000 Mortality Table projected to 2010 combined for employees and annuitants, separate for males and females with white collar adjustment using scale AA.

(6)	Reflects benefits continuation as described in the “Compensation and Benefits Assurance Agreements” section on page 30-32 of this proxy and an outplacement estimate of $10,000.

(7)	If any portion of the payments and benefits provided for in an agreement would be considered “excess parachute payments” under Section 280G(b)(1) of the Internal Revenue Code and subject to excise tax, then the agreement provides for a “conditional gross up provision” whereby excise taxes are grossed up. In the event that the parachute payment exceeds the excise tax threshold by 10% or less, the executive severance is reduced to $1.00 below the threshold so that executives are not subject to excise taxes.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The Compensation Committee has the responsibility for recommending to the Board the form and amount of compensation for non-employee directors. The Board believes that total compensation for non-employee directors should be competitive with that paid to directors in our industry peer group and in companies of similar size in the retail industry. We provide a combination of cash and equity to focus the Board on long-term performance and stockholder value while still recognizing the directors’ efforts and corporate governance role throughout the year.

Annual Retainer

During 2008, each non-employee director received an annual cash retainer of $30,000. The Lead Director of the Board received an additional $10,000 retainer. The Company reimbursed non-employee directors for actual travel and out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings.

Committee Retainer and Meeting Fees

In addition to the annual retainer, during 2008 each non-employee director who served as a Committee Chair received a retainer for such service in the amount of $10,000 for the Chairs of the Audit and Compensation Committees and $5,000 for all other Committees of the Board, including the Nominating and Governance and Finance Committees. Non-employee directors also received a meeting fee of $2,500 for attendance at each Board of Directors meeting and $1,500 for attendance at each Board Committee meeting.

2009 Retainers and Fees

In fiscal 2008, the Committee elected to engage a compensation consultant other than the Committee’s retained executive compensation consultant to conduct a review of director compensation. The Committee solicited the services of Compensia, a management consulting firm providing executive compensation advisory services, to review the compensation program for non-employee directors to assure it is fair and reasonable relative to our industry peer group and companies of similar size in the retail industry. The industry peer group is the same proxy peer group used for our named executive officers as identified in the “Benchmarking Executive Compensation” section of the “Compensation Discussion and Analysis.”

Pursuant to Compensia’s recommendations to align our non-employee director compensation program with directional changes in the market and prevalence of the peer group, the Committee approved changes to the non-employee director compensation program effective February 2009. The changes include (i) eliminating meeting fees in favor of retainers for both Board and Committee service, and (ii) increasing the amount of the retainers for service on the Board and for service as the Chair of a Committee. In 2009, non-employee directors will receive the following compensation:

DIRECTOR COMPENSATION

	Effective
	February 2009	2008

Annual Board Service Retainer	$50,000	$30,000
Board Meeting Fees (5 Meetings)	N/A	$12,500
Committee Meetings (5 Meetings)	N/A	$7,500

Annual Lead Director Retainer

Additional Retainer	$10,000	$10,000

Annual Committee Chair Retainer (includes Committee membership retainer)
Audit	$25,000	$10,000
Compensation	$18,750	$10,000
Finance	$12,500	$5,000
Nominating & Governance	$12,500	$5,000

Annual Committee Membership Retainer

Audit	$10,000	N/A
Compensation	$7,500	N/A
Finance	$5,000	N/A
Nominating & Governance	$5,000	N/A
Annual equity grant	Equity is granted annually to each non-employee director under the Jack in the Box Inc. 2004 Stock Incentive Plan. All options granted have an exercise price equal to the fair market value of the underlying common stock on the date of grant, and vest six months after the date of grant.

Deferred Compensation Plan

Non-employee directors may elect to defer all or a portion of their annual retainer and fees in the form of common stock equivalent units under the Jack in the Box Inc. Deferred Compensation Plan for Non-employee directors. The number of common stock equivalents credited to a non-employee director’s account is based on a per share price equal to the average of the closing price of Jack in the Box Inc. stock on the NASDAQ stock market during the ten (10) trading days immediately preceding the date of crediting. Amounts credited to the accounts are settled in an equal number of shares of common stock when the director retires or terminates service from the Board. The deferred compensation plan is a non-qualified plan.

Equity Awards

Each non-employee director may receive an annual stock option grant under the 2004 Stock Incentive Plan at the Board’s September meeting, subject to approval of the Committee. The number of stock options granted in September 2008 is based on a targeted total direct compensation value relative to our industry peer group and companies of similar size in the retail industry. These stock options vest six months after the grant date and have an exercise price equal to the closing price of Jack in the Box Inc. common stock on the date of grant.

Initial Stock Option Grant Dates for Newly-Elected Non-Employee Directors

Upon joining the Board of Directors, non-employee directors are granted an initial stock option award under the 2004 Stock Incentive Plan, a stockholder-approved Plan. The number of stock options granted is determined by multiplying the number of shares awarded to non-employee directors in the most recent annual grant by two. Prior to February 2009, the options fully vest six months from the grant date and have an exercise price equal to the closing price of Jack in the Box Inc. common stock on the date of grant. Winifred M. Webb, newly-elected on July 31, 2008, was granted an initial stock option grant of 24,000 shares on September 12, 2008. Beginning February 2009, all initial grants of options will vest one year after the date of grant.

Director Stock Ownership Guidelines

The Board believes that all directors should have a meaningful ownership interest in Jack in the Box Inc. to align their interests with those of our stockholders. In fiscal 2007, after reviewing stock ownership requirements of other companies in our peer group, the Board adopted revised ownership guidelines that require non-employee directors to hold $150,000 in defined total value of stock within three years of joining the Board, exclusive of any stock options. Direct or indirect holdings and the equivalent number of Company shares derived from any compensation that is deferred in the Non-Management Employee Deferred Compensation Plan are counted toward meeting stock ownership guidelines. As of fiscal year end 2008, each of the Directors met the stock ownership guidelines, except for Mr. Fellows, who resigned from the Board effective September 12, 2008, and Ms. Webb, who was elected to the Board effective July 31, 2008.

Fiscal 2008 Compensation

The following table provides information regarding compensation for each of the Company’s non-employee directors for fiscal 2008. The Company’s non-employee director compensation program is comprised of cash (board and committee retainers and fees) and equity (deferred stock units and stock options).

2008 Non-Employee Director Compensation Table

	Fees Earned or	Option
	Paid In Cash	Awards
Name	(3)	(4)	Total

Michael E. Alpert	$61,000	$131,040	$192,040
George Fellows(1)	$54,500	$131,040	$185,540
Anne B. Gust	$62,500	$131,040	$193,540
Murray H. Hutchison	$62,000	$131,040	$193,040
Michael W. Murphy	$66,000	$131,040	$197,040
David M. Tehle	$66,000	$131,040	$197,040
Winifred M. Webb(2)	$25,507	$262,080	$287,587

(1)	Mr. Fellows retired from the Board effective September 12, 2008.

(2)	Ms. Webb’s stock grant as a newly elected director effective July 31, 2008, was equal to two times the number of shares of the annual grant effective September 12, 2008.

(3)	The amount reported in the “Fees Earned or Paid In Cash” column reflects total retainer and meeting fees paid to each director in 2008 either in cash or deferred at the director’s election.

(4)	The amount reported in the “Option Awards” column reflects stock option grants under the 2004 Stock Incentive Plan. The stock options vest 100% at six months from the date of grant. This column represents the dollar amount expensed in the Company’s financial statements in 2008 for option awards pursuant to SFAS 123R, using a fair value of $10.92 for options granted on September 12, 2008. Refer to note 8 of the Company’s financial statements in the Annual Report on Form 10-K for valuation assumptions. There were no forfeitures during the year by non-employee directors. The table below sets forth the number of stock options awarded in 2008 and the aggregate number of shares underlying stock options outstanding at the end of 2008.

		Aggregate Number of
	2008	Stock Options
Name	# Shares Granted	Outstanding at 9/28/08

Mr. Alpert	12,000	80,400
Mr. Fellows	12,000	40,400
Ms. Gust	12,000	110,400
Mr. Hutchison	12,000	112,600
Mr. Murphy	12,000	60,400
Mr. Tehle	12,000	60,400
Ms. Webb	24,000	24,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 19, 2008, information with respect to beneficial ownership of voting securities of the Company by (i) each person who is known to us to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer listed in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group. Each of the following stockholders has sole voting and investment power with respect to shares beneficially owned by such stockholder, except to the extent that authority is shared with spouses under applicable law, or as otherwise noted.

	Number of Shares
	of Common Stock	Percent of
Name	Beneficially Owned(1)	Class(1)

Fidelity Investments(2)	8,063,583	14.2%
Barclays Global Investors UK Holdings Ltd.(3)	4,046,694	7.1%
Linda A. Lang	647,300	1.1%
Paul L. Schultz	352,241	*
David M. Theno	201,696	*
Jerry P. Rebel	163,955	*
Murray H. Hutchison	100,600	*
Anne B. Gust	98,400	*
Michael E. Alpert	73,400	*
David M. Tehle	51,400	*
Michael W. Murphy	48,400	*
Phillip H. Rudolph	39,909	*
David L. Goebel	0	*
Winifred M. Webb	0	*
All directors and executive officers as a group (16 persons)	2,080,752	3.7%

*	Less than one percent

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person, Ms. Lang, Messrs. Schultz, Theno, Rebel and Hutchison, Ms. Gust, Messrs. Rudolph, Alpert, Tehle, Murphy and Goebel and Ms. Webb have the right to acquire through the exercise of stock options within 60 days of the above date, 427,300, 241,383, 165,000, 97,383, 100,600, 98,400, 6,666, 68,400, 48,400, 48,400, 0, 0, respectively, of the shares reflected above as beneficially owned. As a group, all directors and executive officers have the right to acquire through the exercise of stock options within 60 days of the above date 1,462,881 of the shares reflected above as beneficially owned. In addition, the shares reflected as beneficially owned by Ms. Lang, Messrs. Schultz, Theno, Rebel, and Rudolph include 200,000, 30,168, 32,696, 62,572, and 33,243 shares, respectively, for restricted stock awards. As a group, the shares reflected as beneficially owned by all directors and executive officers include 499,181 restricted stock awards. Restricted stock shares may be voted by such executive officers; however, the shares are not available for sale or other disposition until the expiration of vesting restrictions upon retirement or termination.

(2)	According to its Form 13F filing as of September 30, 2008, FMR LLC., on behalf of certain of its direct and indirect subsidiaries, Fidelity Management & Research Company and FMR Co., Inc. and Pyramis Global Advisors Trust Company, indirectly held and had investment discrection with respect to 8,063,583 shares. Fidelity Management & Research Company and FMR Co., Inc. were the beneficial owners of 7,749,283 shares, of which it had no voting power with respect to 7,749,283 shares. Pyramis Global Advisors Trust Company was the beneficial owner of 314,300 shares, of which they had sole voting power with respect to 304,700 shares and no voting power with respect to 9,600 shares. The address of

Fidelity Management and Research Company, FMR Co., Inc. and Pyramis Global Advisors Trust Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	According to its Form 13F filing as of September 30, 2008, Barclays Global Investors UK Holdings Ltd., on behalf of certain of its direct and indirect subsidiaries, Barclays Global Investors, N.A., Barclays Global Fund Advisors, and Barclays Global Investors Ltd. indirectly held and had investment discretion with respect to 4,046,694 shares. Barclays Global Investors Ltd. was the beneficial owner of 58,638 shares, of which it had sole voting power with respect to 1,310 shares and no voting power with respect to 57,328 shares. Barclays Global Investors, N.A. was the beneficial owner of 1,585,154 shares, of which it had sole voting power with respect to 1,395,779 shares and no voting power with respect to 189,375 shares. Barclays Global Fund Advisors was the beneficial owners of 2,402,902 shares, of which it had sole voting power with respect to 1,797,274 shares and no voting power with respect to 605,628 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of more than 10% of the Company’s common stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company’s Common stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2008 were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2008, the Company was not a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000 in which any of its directors, named executive officers or other executive officers, any holder of more than 5% of its common stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” above. It is the Company’s policy that the Audit Committee approve or ratify transactions involving the Company and its directors, executive officers or principal stockholders or members of their immediate families or entitles controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules.

OTHER BUSINESS

We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

Stockholder proposals may be considered at the Company’s 2010 Annual Meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in our Bylaws and in applicable SEC rules. The Company’s Bylaws provide that in order for a stockholder to present business at the Annual Meeting or to make nominations for election of a director, written notice containing the information required by the Bylaws must be delivered to the Corporate Secretary at the principal executive offices of the Company not less than one hundred twenty (120) days in advance of the first anniversary of the date of the previous year’s Annual Meeting. Accordingly, a stockholder proposal intended to be considered at the 2010 Annual Meeting must be received by the Corporate Secretary on or before October 16, 2009. Under the rules of the Securities and Exchange Commission, if a stockholder wishes to submit a proposal for possible inclusion in the Jack in the Box Inc. 2010 Proxy Statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, we must receive it on or before October 16, 2009.

All proposals must be in writing and should be mailed to Jack in the Box Inc., to the attention of Phillip H. Rudolph, Corporate Secretary at 9330 Balboa Avenue, San Diego, CA 92123.

A copy of the Bylaws may be obtained by written request to the Corporate Secretary at the same address. The Bylaws are also available on the Company’s website at www.jackinthebox.com in the “Investors” section under the link for “Corporate Governance.”

JACK IN THE BOX INC. ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2008, as filed with the Securities and Exchange Commission, excluding exhibits, may be obtained by stockholders without charge by written request sent to the above address or may be accessed on the Company’s website at www.jackinthebox.com via the “SEC Filings” line on the “Investors” page.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS

We may satisfy SEC rules regarding delivery of Proxy Statements and Annual Reports by delivering a single Proxy Statement to an address shared by two or more stockholders. This process is known as “householding.” This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we have delivered only one Proxy Statement and Annual Report to multiple stockholders who share an address, unless contrary instructions were received prior to the mailing date. Accordingly, for many stockholders who hold their shares through a bank, brokerage firm or other holder of record (i.e., in “street name”) and share a single address, only one Annual Report and Proxy Statement is being delivered to that address, unless contrary instructions from any stockholder at that address were received.

We undertake to deliver promptly upon written or oral request a separate copy of the Proxy Statement and/or Annual Report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a Proxy Statement or Annual Report either now or in the future, please contact our Corporate Secretary at 9330 Balboa Avenue, San Diego, CA 92123. If your stock is held by a brokerage firm or bank and you prefer to receive separate copies of a Proxy Statement or Annual Report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a street-name stockholder should provide information on how to request (i) householding of future Company materials or (ii) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.

Exhibit A

JACK IN THE BOX INC.
DIRECTOR INDEPENDENCE GUIDELINES

a.	A director shall not be independent if he or she is a director, executive officer, partner, or owner of 5% or greater interest in a company that either purchases from or makes sales to our Company that total more than 1% of the consolidated gross revenues of such company for that fiscal year.

b.	A director shall not be independent if he or she is a director, executive officer, partner, or owner of 5% or greater interest in a company from which our Company borrows an amount equal to or greater than 1% of the consolidated assets of either our Company or such other company.

c.	A director shall not be independent if he or she is a trustee, director or executive officer of a charitable organization that has received in that fiscal year discretionary donations from our Company that total more than 1% of the organization’s latest publicly available national annual charitable receipts.

A-1

Exhibit B

JACK IN THE BOX INC.
AUDIT COMMITTEE CHARTER
Amended and Restated July 31, 2008

A.	AUTHORITY

The Board of Directors (“the Board”) of Jack in the Box Inc., (the “Corporation”) by resolution dated November 1, 1985, established the Audit Committee (the “Committee”).

B.	PURPOSE

The Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on (i) the integrity of the financial reports and financial reporting process, including the Corporation’s systems of internal controls over financial reporting (ii) policies and guidelines for risk management, and (iii) the Corporation’s compliance with legal and regulatory requirements. The Committee will also review the qualifications, independence and performance, and approve the terms of engagement of the Corporation’s independent auditor, review the performance of the Corporation’s internal audit function and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (“SEC”).

The Committee is not responsible for the planning or conduct of audits or for any determination that financial reports are complete and accurate or in accordance with generally accepted accounting principles. These are responsibilities of management and the independent auditors. The Committee serves a Board-level oversight role in which it provides counsel and direction to management and the auditors on the basis of information it receives and the experience of Committee members.

C.	COMMITTEE MEMBERSHIP

The Committee will have a minimum of three members.

1.	All Committee members will meet the independence and experience requirements of the Nasdaq Stock Market (“NASDAQ”) and the SEC. Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member should be an “audit committee financial expert” as determined by the Board in accordance with the rules of the SEC.

2.	No member of the Committee may receive any compensation from the Corporation other than (i) director’s fees (including fees for service as a member of any Committee of the Board) and (ii) a pension or other deferred compensation for prior service that is not contingent on future service.

3.	No director may serve as a member of the Committee if such director simultaneously serves on the audit committees of more than two other public companies without prior disclosure to the Committee and the Board and an affirmative determination by the Board that such simultaneous service does not impair the ability of such director to effectively serve on the Committee, which determination will be disclosed in the annual Proxy Statement.

4.	The members and the Chair of the Committee will be appointed by the Board after considering the recommendations of the Nominating and Governance Committee and will serve until their successors are duly elected and qualified or until their earlier resignation or removal. If a Chair is not appointed by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee.

5.	The Board may fill vacancies on the Committee after considering the recommendations of the Nominating and Governance Committee.

6.	The Board may remove a Committee member from the Committee at any time with or without cause.

D.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Corporation will provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. The Committee, at its discretion, has the authority to initiate special investigations and hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter.

The independent auditors for the Corporation are accountable to the Board and the Committee and report directly to the Committee.

In carrying out its responsibilities, the Board believes the policies and procedures of the Committee should remain flexible, in order to best react to changing conditions.

1.  Oversight Of The Independent Auditor

The Committee will:

a.  Appointment, Compensation, Termination

Be directly and solely responsible for the appointment, termination, compensation, retention, and oversight of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting.

b.  Approve All Fees

In advance of the engagement of the independent auditor, approve all audit services, non-audit services, fees and other terms of engagement in accordance with SEC rules. The Committee may establish pre-approval policies and procedures for audit and non-audit services provided that such policies and procedures specify that the Committee will be promptly informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures.

c.  Review SAS 61 AND ISB Standard No. 1 Matters

Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor, consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended.

d.  Annual Report On Quality Control and Independence

Annually obtain and review a report from the independent auditor describing (i) the auditor’s internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review or peer review or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues, and (iii) all relationships between the independent auditor and the Corporation.

e.  Evaluation

Annually review and evaluate the qualifications, performance and independence of the independent auditor, including a review and evaluation of the lead partner of the independent auditor, and report to the Board on the Committee’s conclusions together with any recommendations for action. In making this review, the Committee will take into account the opinions of management and the Corporation’s internal auditor.

f.  Firm and Partner Rotation

Consider whether there should be rotation of the audit firm, and report to the Board on the Committee’s conclusions. Consult with the independent auditor to assure the rotation, every five years, of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.

g.  Scope and Staffing Of Annual Audit

Meet with the independent auditor and financial management of the Corporation, prior to the audit, to review the scope of the proposed audit for the current year, staffing of the audit and the audit procedures and at the conclusion of the audit, review such audit including any comments or recommendations of the independent auditor. While the Committee has the process and responsibilities set forth in the Audit Committee Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements present fairly the financial position, the results of operations, and the cash flows of the Company, in compliance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. In carrying out this oversight responsibility, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the outside auditors’ work.

h.  Auditor Difficulties

Review and discuss with the independent auditor any problems or difficulties the auditor may have encountered during the course of an audit, including:

(1)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

(2)	Any changes required in the planned scope of the audit.

(3)	Any accounting adjustments proposed by the auditor but “passed” (as immaterial or otherwise).

Any other material communication provided by the auditor to the Corporation’s management.

i.  Auditor Communications With National Office, Significant Issues

At its discretion, review with the outside auditor both (i) communications between the audit team and the audit firm’s national office respecting any significant auditing or accounting issues presented by the engagement, and (ii) the internal audit department responsibilities, budget and staffing.

j.  Auditor Assurances

Obtain assurance from the outside auditor that the annual audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

k.  Auditor’s Analysis Of Significant Judgments And Alternative Treatments

As needed, review an analysis prepared by management and/or the independent auditor of significant financial reporting issues and judgments made in connection with the preparation and presentation of the Corporation’s financial statements, including an analysis of the effect of alternative GAAP methods on the Corporation’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

l.  Hiring Policy

Set policies for the Corporation’s hiring of employees or former employees of the independent auditor who were engaged on the Corporation’s audit account.

Review of Financial Reporting Policies and Procedures

The Committee will:

a.  Forms 10-K And 10-Q

Review and discuss with management and the independent auditor, the Corporation’s annual audited financial statements and quarterly financial statements, and any certification report, attestation, opinion or review rendered by the independent auditor, including (i) the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” (“MD&A”), (ii) major issues regarding accounting principles, auditing standards and financial statement presentation, and (iii) the independent auditor’s judgment as to the accuracy of financial information, adequacy of disclosures and quality of the Corporation’s accounting principles; and recommend to the Board whether the audited financial statements of the Corporation should be included in the Corporation’s Annual Report on Form 10-K.

b.  Critical Accounting Policies

Review and discuss with the independent auditor the critical accounting policies and practices used by the Corporation, alternative treatments of financial information within generally accepted accounting principles that the independent auditor has discussed with management, the ramification of the use of such alternative disclosures, and treatments and the treatment preferred by the independent auditor.

c.  Review Of Releases

Review with management and the independent auditor the Corporation’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies, including any “pro forma” or adjusted financial information.

d.  Review Correspondence With Regulators

Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.

e.  Review Assessment Of Internal Controls

Review with management its assessment of the effectiveness and adequacy of the Corporation’s internal controls, including discussing with the CEO and CFO (i) any report on significant deficiencies in the design or operation of the internal controls that could adversely affect the Corporation’s ability to record, process, summarize or report financial data, (ii) any material weaknesses in internal controls identified to the auditors, and (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls.

f.  Review Special Audit Steps

Review any special audit steps adopted in light of material control deficiencies.

g.  Review Auditor’s Attestation

Review with the independent auditor the attestation and report on the assessment made by management and consider with management, the internal auditors and the independent auditor whether any changes to the internal controls are appropriate in light of management’s assessment or the independent auditor’s attestation.

h.  Review Disclosure Controls And Procedures

To the extent it deems appropriate, review with management its evaluation of the Corporation’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such disclosure controls.

i.  Internal Audit

Review the internal audit function of the Corporation including internal audit responsibilities, budget, staffing, independence of the internal audit function, the ability of internal audit to raise issues to the appropriate level of authority, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor. The Committee should request copies or summaries of the significant reports to management prepared by the internal auditing department and management’s responses. Review recommendations and findings of the internal auditor to assure that appropriate actions are taken by management.

j.  Regularly Review Internal Audit Charter

Review the appointment and replacement of the internal auditor.

k.  Review Effect Of Off-Balance Sheet Transactions

Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as the impact of off-balance sheet transactions or structures on the Corporation’s financial results and operations.

l.  Review Significant Changes In Accounting Practices

Review and approve significant changes to the Corporation’s selection or application of accounting principles and practices as suggested by the independent auditor, internal auditor or management.

2.  Risk Management, Related Party Transactions, Legal Compliance and Ethics

The Committee will:

a.  Risk Assessment

Discuss with management the Corporation’s policies with respect to risk assessment and risk management, the Corporation’s major financial risk exposures, and the steps management has taken to monitor and control such exposures.

b.  Regulatory Action And Legal Proceedings

Review with the Corporation’s general counsel (i) any material government investigations, (ii) material pending or threatened legal proceedings involving the Corporation, and (iii) other contingent liabilities.

c.  Related Party Transactions

Conduct or authorize an appropriate review of any related party transactions deemed significant by the Committee.

d.  Insider Transactions

Review reports and disclosures of insider and affiliated party transactions.

e.  Compliance Program

Review the Corporation’s policies and procedures for compliance with laws and regulations that may impact financial reporting and disclosure.

f.  Ethics Program

Periodically review and approve the Corporation’s ethics code or “Code of Conduct” (as such code is set forth in the booklet entitled “TRUST” and other Corporation policies). Recommend material changes for approval by the Board of Directors. Monitor compliance with the ethics code by reviewing quarterly reports from the Corporation’s ethics officer. Provide for and review prompt disclosure to the public of any substantive change in, or any waiver of, such ethics code.

g.  Complaint Procedures

Periodically review and approve the Corporation’s procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. Monitor compliance with such procedures.

h.  Violations Of Ethics Code

As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the ethics code and adopt as necessary remedial, disciplinary or other measures with respect to such conduct.

i.  Investigations

Conduct or authorize an investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. Report to the Board of Directors the results of its investigation and make such recommendations, as it may deem appropriate.

j.  Annual Review Of Charter

Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

k.  Performance Evaluation

Annually review its own performance.

E.  COMMITTEE MEETINGS AND ACTION

1.	The majority of the members of the Audit Committee will constitute a quorum.

2.	The action of a majority of those present at a meeting at which a quorum is present will be the act of the Committee.

3.	Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if all of the Committee members execute, either before or after the action is taken, a consent, either in writing or by electronic transmission and the consent is filed with the minutes of the meeting.

4.	The Chair will make regular reports to the Board.

5.	The Committee may form and delegate authority to subcommittees or to one or more members of the Committee when appropriate.

6.	The Committee Secretary (who will be the Corporate Secretary or his designee) will give notice, if required, and keep minutes of all Committee meetings.

7.	The Committee will meet as often as may be deemed necessary or appropriate in its judgment, but not less frequently than quarterly, either in person or telephonically.

8.	The Committee will meet with the independent auditor and with management on a quarterly basis to review the Corporation’s financial statements and financial reports.

9.	The Committee will meet separately with management, the independent auditor and internal auditor, as appropriate.

10.	The Committee Secretary will prepare a preliminary agenda. The Chair will make the final decision regarding the agenda.

11.	The agenda and all materials to be reviewed at the meetings should be received by the Committee members as far in advance of the meeting day as practicable.

12.	The Committee Secretary should coordinate all mailings to the Committee members, to the extent practicable.

13.	The Committee may perform any other activities consistent with this charter, the Corporation’s Bylaws, and governing law, as the Board deems necessary or appropriate.

Exhibit C

JACK IN THE BOX INC.
POLICY FOR AUDIT COMMITTEE PRE-APPROVAL OF SERVICES

Jack in the Box Inc. (the Corporation) and its Audit Committee are committed to ensuring the independence of the auditor, both in fact and in appearance. Accordingly, all services to be provided by the independent auditors pursuant to this policy must be as permitted by Section 10A of the Securities Exchange Act of 1934.

The Audit Committee hereby pre-approves services to be rendered by the Company’s auditor as follows:

Audit and Audit Related Services

Subject to the limitations described below, the Audit Committee pre-approves the following services that management may request to be performed by the independent auditor that are an extension of normal audit work or enhance the effectiveness of the auditor’s procedures:

1)	Audits of employee benefit plans

2)	Audits of Jack in the Box Inc. subsidiaries and affiliates

3)	Consultation regarding the implementation of technical accounting standards

4)	Due diligence assistance on acquisitions

5) Services related to the independent auditor’s consent to the use of its audit opinion in documents filed with the Securities and Exchange Commission or other state or federal governmental authorities

6)	Internal control reviews

7) Agreed-upon or expanded audit procedures required to respond or comply with financial, accounting or regulatory matters

Tax Compliance Services

Subject to the limitations described below, the Audit Committee pre-approves the following tax compliance services that management may request to be performed by the independent auditor that are an extension of normal audit work and are not inconsistent with the attest role of the auditor:

1)	Review of federal, state or other income tax returns

2)	Due diligence tax advice related to prospective acquisitions

3)	Requests for rulings or technical advice from taxing authorities

4)	Assistance in complying with proposed or existing tax regulations

Pre-Approval Limitations

The non-audit services detailed above shall only be pre-approved by the Audit Committee, subject to limitations as follows:

1)	Each individual service shall not exceed $25,000

2)	All services, in the aggregate, shall not exceed $50,000 in any fiscal year

3)	Each service shall be reported to the Audit Committee Chair prior to its inception

4) All new services shall be reported to the entire Audit Committee at each of its regular quarterly meetings

Other Services

For all services to be performed by the independent auditor that are not specifically detailed above, an engagement letter confirming the scope and terms of the work to be performed shall be submitted to the Audit

C-1

Committee for pre-approval. In the event that any modification of an engagement letter is required, such modification must also be pre-approved.

Authorized Delegate

The Audit Committee delegates to its Chair the authority to pre-approve proposed services as described above in excess of the fee limitations on a case-by-case basis provided that the entire Audit Committee is informed of the services being performed at its next scheduled meeting.

Competitive Bidding Process

Nothing in this policy should be read to imply that the independent auditors have a preferred supplier arrangement in respect to the services listed above. Certain services, by their nature, may only be performed by the independent auditor (i.e., issuing a consent or providing guidance on implementation of GAAP). For all other services, it would generally be expected that any significant engagements for services be subject to a competitive review process.

C-2

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 AND 2.

Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTORS		FOR	WITHHOLD	*EXCEPTIONS
		ALL	FOR ALL
Nominees:
01	Michael E. Alpert	☐	☐	☐
02	David L. Goebel
03	Anne B. Gust
04	Murray H. Hutchison
05	Linda A. Lang
06	Michael W. Murphy
07	David M. Tehle
08	Winifred M. Webb

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	Vote to ratify KPMG LLP as registered our Independent registered public accountant firm for 2009	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐	I plan to attend meeting	☐	YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲   FOLD AND DETACH HERE   ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting.

JACK IN THE BOX INC.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders
The Proxy Statement and the 2008 Annual Report to Stockholders are available at:
http://www.jackinthebox.com/proxy

INTERNET
http://www.proxyvoting.com/jbx
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

37407

PROXY
JACK IN THE BOX INC.
ANNUAL MEETING OF STOCKHOLDERS — FEBRUARY 13, 2009
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

          The undersigned hereby appoints Linda A. Lang, Jerry P. Rebel and Phillip H. Rudolph and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of JACK IN THE BOX INC. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held February 13, 2009, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

Address Change/Comments
(Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)

▲   FOLD AND DETACH HERE   ▲
You can now access your Jack In The Box Inc. account online.
Access your Jack In The Box Inc. shareholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Jack In The Box Inc. now makes it easy and convenient to get current information on your shareholder account.

•	View account status
•	View certificate history
•	View book-entry information
•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form
•	Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

37407